UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☑        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
TransUnion
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 21, 2025

Dear Fellow Stockholders:

I am pleased to invite you to join our Board of Directors and senior leadership for our 2025 Annual Meeting of Stockholders (Annual Meeting), which will be held on Wednesday, May 7, 2025, at 12:00 p.m. Central Daylight Time. Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast.

The attached Notice of Annual Meeting of Stockholders and proxy statement will serve as your guide to the business to be conducted at the meeting. We are also mailing a Notice of Internet Availability of Proxy Materials (Notice) to our stockholders. We believe the Notice process allows us to provide our stockholders with the information they desire in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. The Notice contains instructions on how to access our 2024 Annual Report (which includes our 2024 Form 10-K), proxy statement and proxy card over the Internet, as well as instructions on how to request a paper copy of the materials, if desired.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or via the Internet following the instructions on the Notice as soon as possible so that your shares will be represented and voted at the Annual Meeting. Instructions on how to vote are on page 10.

We urge you to read the accompanying proxy statement carefully and to vote FOR the director nominees proposed by the Board of Directors and FOR proposals 2 and 3, in accordance with the recommendations of the Board of Directors.

On behalf of your Board of Directors, thank you for your confidence in TransUnion. We look forward to your continued support.

Chris Cartwright

President & Chief Executive Officer

555 West Adams Street

Chicago, Illinois 60661

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, May 7, 2025

12:00 p.m. Central Daylight Time

The 2025 Annual Meeting of Stockholders of TransUnion (Annual Meeting) will be held at 12:00 p.m. Central Daylight Time on Wednesday, May 7, 2025. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and TransUnion. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” beginning on page 7.

We are holding the Annual Meeting for the following purposes:

1.

To elect each of George M. Awad, Christopher A. Cartwright, Suzanne P. Clark, Hamidou Dia, Russell P. Fradin, Charles E. Gottdiener, Pamela A. Joseph, Thomas L. Monahan, III, Ravi Kumar Singisetti and Linda K. Zukauckas to the Board of Directors for a term of one year;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as TransUnion’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To hold a non-binding advisory vote to approve the compensation of TransUnion’s named executive officers; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on March 10, 2025 is fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination, by any stockholder, at our offices in Chicago, Illinois during normal business hours for a period of ten days before the Annual Meeting. Please contact our Corporate Secretary, Rachel W. Mantz, at (312) 985-2000 if you wish to inspect the list of stockholders before the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. Under this process, on or around March 21, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (Notice) to certain of our stockholders informing them that our proxy statement, 2024 Annual Report (which includes our 2024 Form 10-K) and voting instructions will be available on the Internet as of the same date. The proxy statement will also be made available to all other stockholders on or around March 21, 2025. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request printed materials.

By order of the Board of Directors,

Rachel W. Mantz

Senior Vice President, Deputy General

Counsel and Corporate Secretary

March 21, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of the 2025 Annual Meeting, the proxy statement and our 2024 Annual Report

(which includes our 2024 Form 10-K) are available at: www.proxyvote.com

2025 Proxy Statement Contents

CEO LETTER TO STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

PROXY STATEMENT SUMMARY	2

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	7

CORPORATE GOVERNANCE AND RELATED MATTERS	13

General	13
Board Leadership Structure and Role of Board in Risk Oversight	13
Director Independence	14
Mandatory Retirement	15
No Term Limits	15
Stockholder Engagement	16
Proxy Access	16
Communications with Directors	16
Meetings and Meeting Attendance	16
Sustainability Overview	16
Considerations for Board Nominees	19
Board Evaluations	20
Management Succession Planning	20
Background and Experience of Directors	21
Board Committees	27
Code of Business Conduct	31
Related Person Transactions	31
Compensation Committee Interlocks and Insider Participation	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

Delinquent Section 16(a) Reports	34

PROPOSAL 1: ELECTION OF DIRECTORS	35

Director Compensation	35

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38

Ratification of Appointment of PricewaterhouseCoopers LLP	38
Audit and Related Fees	38
Audit Committee Report	39

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	41

COMPENSATION DISCUSSION AND ANALYSIS	42

Executive Summary	42
Executive Compensation Philosophy and Governance Practices Align with Stockholders’ Interests and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking	45

i

ii

TransUnion

555 West Adams Street

Chicago, Illinois 60661

(312) 985-2000

www.transunion.com

PROXY STATEMENT

For the 2025 Annual Meeting of Stockholders

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of TransUnion, a Delaware corporation, sometimes referred to as the “Company,” “we,” “us” or “our.” The Annual Meeting will be held on Wednesday, May 7, 2025 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” beginning on page 7.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing our stockholders access to our proxy materials and other Annual Meeting materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders on or about March 21, 2025, unless a stockholder has previously requested printed materials. Stockholders will have the ability to access the proxy materials and our 2024 Annual Report (which includes our 2024 Form 10-K) on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice. The Notice contains instructions on how you can vote on the Internet or by telephone. You will need the 16-digit control number provided on the Notice or your proxy card (if applicable) to vote.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or mail will remain in effect until you terminate it.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS.

You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this cost-saving service, please see page 12 of the proxy statement.

PROXY STATEMENT SUMMARY

This proxy statement summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2024 Annual Report (which includes our 2024 Form 10-K) carefully before voting.

Annual Meeting of Stockholders

Time and Date: Wednesday, May 7, 2025 at 12:00 p.m. Central Daylight Time	Record Date: March 10, 2025	Virtual Meeting Access: www.virtualshareholdermeeting.com/TRU2025

Voting: Stockholders as of the record date are entitled to vote. We urge you to vote before the meeting.

Vote by Internet at http://www.proxyvote.com	Vote by telephone at 1-800-690-6903

Vote by mail by completing and returning your proxy card or voter instruction card	Vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/TRU2025

Voting Matters

Agenda Item	Board Vote Recommendation	Page Reference

1. Election of Directors The Board recommends the election of each of the ten director nominees for a one-year term.	FOR each Director Nominee	35

2. Ratification of Appointment of PricewaterhouseCoopers LLP as TransUnion’s Independent Registered Public Accounting Firm The Board is asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as TransUnion’s Independent Registered Public Accounting Firm for fiscal year 2025.	FOR	38

3. Advisory Vote to Approve the Compensation of TransUnion’s Named Executive Officers The Board is asking stockholders to approve, on a non-binding advisory basis, the compensation of TransUnion’s named executive officers as disclosed in this proxy statement.	FOR	41

Submitting Questions During the Annual Meeting

We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. As part of the Annual Meeting, we will answer questions following the presentation of each proposal to be voted on at the Annual Meeting, and will hold a live online Q&A session, during which we intend to answer questions submitted before or during the Annual Meeting, as time permits. Questions must be confined to matters properly brought before the Annual Meeting and/or of general Company concern. We reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. We kindly ask stockholders not to ask more than two questions in order to allow us to answer questions from as many stockholders as possible. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/TRU2025.

Technical Assistance During the Annual Meeting

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TRU2025. Please check in beginning at 11:45 a.m. Central Daylight Time on May 7, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting.

Corporate Governance Highlights

The Board is responsible for overseeing our assets and business affairs in an honest, fair and ethical manner driven by comprehensive corporate governance principles, including the following:

Governance Highlights

  Majority voting for directors

  Declassified Board of Directors

  No supermajority voting provisions

  Clawback policy

  Stock ownership guidelines for executives and directors

  8 of 10 director nominees are independent

  Mandatory retirement age of 75 for directors (subject to waiver)

  No poison pill

  Independent Audit, Compensation and Nominating and Corporate Governance (“NCG”) Committees

  No pledging or hedging of TransUnion stock

  Active stockholder engagement

  Robust director nominee selection process

  Bylaws include proxy access provision

Director Nominees – Key Facts

The following table provides summary information about each director nominee as of March 10, 2025. More detailed information about each director nominee’s background, skill set and experience can be found beginning on page 21.

Name and Occupation	Age	Director Since	Independent	Committee Membership(1)(2)							Other Public Company Boards
				A	C	N	M	R	T	E

George M. Awad Principal, Gibraltar Capital Corporation	64	2013	☑	●			C	●			—

Christopher A. Cartwright President & Chief Executive Officer, TransUnion	59	2019								●	—

Suzanne P. Clark President and CEO, U.S. Chamber of Commerce	57	2017	☑	●				C			AGCO Corporation

Hamidou Dia VP, Applied AI Engineering, Google Cloud	60	2022	☑	●					●		—

Russell P. Fradin Operating Partner, Clayton, Dubilier & Rice	69	2018	☑		C	C	●			●	Alight, Inc.

Charles E. Gottdiener(3) CEO, Anaplan, Inc.	60	2022					●	●	C		—

Pamela A. Joseph CEO and Executive Chair, Xplor Technologies	66	2015	☑		●	●		●		C	Paychex, Inc. Adyen N.V.

Thomas L. Monahan, III CEO, Heidrick and Struggles, Inc.	58	2017	☑	C		●				●	Heidrick and Struggles, Inc.

Ravi Kumar Singisetti(4) CEO, Cognizant Technology Solutions Corporation	53	2022	☑		●				●		Cognizant Technology Solutions Corporation

Linda K. Zukauckas CFO, Integrity, LLC	63	2023	☑	●							—

(1)   Effective April 1, 2025, Mr. Monahan will step down from his role as the Chairperson of the Audit Committee and will no longer serve as a member of the Audit Committee. The Board has appointed Ms. Zukauckas to serve as the Chairperson of the Audit Committee, effective April 1, 2025.

(2)   Effective April 1, 2025, Mr. Fradin will step down from his role as the Chairperson of the Compensation Committee but will continue to serve as a member of the Compensation Committee. The Board has appointed Mr. Monahan to serve as the Chairperson of the Compensation Committee, effective April 1, 2025.

(3)   Mr. Gottdiener will qualify as an independent director under the New York Stock Exchange Listing Standards as of March 31, 2025, the date that is three years after his last date of employment with TransUnion.

(4)   Mr. Singisetti is also interchangeably referred to herein as “Ravi Kumar” or “Mr. Kumar”.

Key:

A – Audit Committee

C – Compensation Committee

N – Nominating and Corporate

   Governance Committee

M – Mergers, Acquisitions and

   Integration Committee

R – Risk and Compliance

   Committee

T – Technology Committee

E – Executive Committee

C – Committee Chairperson

● – Committee Member

Executive Compensation Highlights

Executive Compensation Philosophy

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy:

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;
•

Align the focus of our executives with the interests of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance, thereby enhancing stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results; and
•	Discourage excessive risk-taking.

Strong Stockholder Support

Our most recent Say-on-Pay vote was held at our 2024 Annual Meeting of Stockholders and received 95.78% stockholder support. We believe this strong Say-on-Pay vote outcome demonstrates stockholder support for our executive compensation program.

Executive Compensation Payouts are Aligned with our Named Executive Officers’ (“NEOs”) and the Company’s Performance During 2024

•

Our NEOs’ 2024 annual incentive payouts were between 165.9%-171.4% of target resulting from above target performance achievement on all three performance measures: Defined Consolidated Adjusted EBITDA, Defined Consolidated Revenue and Defined Adjusted Diluted Earnings per Share.

•

Our 2022 PSU (as defined below) performance total weighted payout was 30% of target resulting from below target performance achievement on Cumulative Adjusted EBITDA (30% weighting), Cumulative Revenue (20% weighting), and Relative TSR (as defined below) (50% weighting).

Target Compensation Mix is Linked to Company Performance and Aligned with Stockholders’ Interests

•	92% of our CEO’s 2024 target compensation and 84% of our other NEOs’ 2024 target compensation is “at-risk” based on Company and share price performance.
•	79% of our CEO’s 2024 target compensation and 67% of our other NEOs’ 2024 target compensation is based on long-term incentives aligned with stockholders’ interests.

CEO TARGET PAY MIX(1)	ALL OTHER NEOS’ TARGET PAY MIX(1)

(1)	Amounts shown have been rounded to the nearest whole percentage.

See “Compensation Discussion and Analysis” on page 42 and “Executive Compensation” on page 63 for additional details on our executive compensation programs.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Where and when is the Annual Meeting?

A:

The Annual Meeting will be held on Wednesday, May 7, 2025 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You may access the virtual meeting at the following link: www.virtualshareholdermeeting.com/TRU2025. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

Q:	Why are we holding a virtual Annual Meeting?

A:

We will continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only stockholders of record at the close of business on March 10, 2025, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The record date is established by our Board. Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. On the record date, we had 195,140,439 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A complete list of such stockholders will be available for examination, by any stockholder, at our offices in Chicago, Illinois during normal business hours for a period of ten days before the Annual Meeting. Please contact our Corporate Secretary, Rachel W. Mantz, at (312) 985-2000 if you wish to inspect the list of stockholders before the Annual Meeting.

Our stock trades on the New York Stock Exchange (“NYSE”) under the ticker “TRU.”

Q:	What do I need to do to attend and participate in the Annual Meeting virtually?

A:

Both stockholders of record and stockholders whose shares are held in street name (defined below) will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRU2025. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. If you do not have a control number, please contact your broker, banker or other nominee as soon as possible so that you can be provided with one.

We have designed our virtual format to enhance your access, participation and communication and we are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. As part of the Annual Meeting, we will answer questions following the presentation of each proposal to be voted on at the Annual Meeting, and will hold a live online Q&A session, during which we intend to answer questions submitted before or during the Annual Meeting, as time permits. Questions must be confined to matters properly brought before the Annual Meeting and/or of general Company concern. We reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. We kindly ask stockholders not to ask more than two questions in order to allow us to answer questions from as many stockholders as possible. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/TRU2025.

The Annual Meeting live audio webcast will begin promptly at 12:00 p.m. Central Daylight Time on Wednesday, May 7, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Central Daylight Time, and you should allow ample time for the check-in procedures.

Q:	What is the difference between holding shares as a registered stockholder and as a beneficial owner or in street name?

A:

If your shares were registered directly in your name as of the record date with our transfer agent, Equiniti Trust Company, LLC, you are considered the “registered stockholder” of those shares. As a stockholder of record, we will mail the Notice, or if requested, copies of the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee (“street name”), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Notice or, if requested, printed proxy materials and our 2024 Annual Report were forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions included in the materials, and your broker is not allowed to vote your shares without instruction except for certain matters. However, because a beneficial owner whose shares are held in street name is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Heather J. Russell, Executive Vice President, Chief Legal Officer, and Rachel W. Mantz, Senior Vice President, Deputy General Counsel and Corporate Secretary, to act as proxy holders at the virtual Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

Q:	What routine matters will be voted on at the Annual Meeting?

A:

The ratification of the appointment of our independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions; however, certain brokers will not vote on such matters unless they have received voting instructions from their customers.

Q:	What non-routine matters will be voted on at the Annual Meeting?

A:

The election of our directors and the non-binding advisory vote on our NEOs’ compensation are each non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Brokers who do not receive voting instructions will only be allowed to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025, provided such brokers provide discretionary voting.

Q:	Could other matters be decided at the Annual Meeting?

A:	We are not aware of any matters that will be considered at the Annual Meeting other than those described in this proxy statement. However, if any other matters properly arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

•	“FOR” the election of each of the ten director nominees named in this proxy statement as a director for a one-year term.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025.

•	“FOR” the approval, on a non-binding advisory basis, of our NEO compensation.

Q:	What is the vote required for each proposal?

A:

For Proposal 1, Election of Directors, to be elected, each director nominee must receive a majority of the votes cast (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Any incumbent director who fails to receive the required number of votes for re-election is required to promptly tender his or her resignation, and the NCG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the NCG Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. We will publicly disclose any such decision by the Board with regard to any director’s resignation. If you hold your shares in street name and do not give your broker specific voting instructions, your shares will not be voted and will not be counted in the election of the director nominees. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

For Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, the proposal will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. As Proposal 2 is advisory and non-binding, the Board will review the voting results on this proposal and take the results into account when making future decisions regarding this matter. Broker non-votes (described below) may be voted at the discretion of the broker or other nominee with respect to Proposal 2. Abstentions will have the effect of a vote against Proposal 2.

For Proposal 3, Non-Binding Advisory Vote to Approve Named Executive Officer Compensation, the proposal will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. As Proposal 3 is advisory and non-binding, the Board will review the voting results on this proposal and take the results into account when making future decisions regarding this matter. Broker non-votes will have no effect on the outcome of Proposal 3. Abstentions will have the effect of a vote against Proposal 3.

Q:	What is a broker non-vote?

A:

NYSE permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes.” For purposes of determining the outcome of any proposal as to which the broker has physically indicated on the proxy that it does not have, or chooses not to exercise, discretionary authority to vote, if allowed, these shares will be treated as not present and not entitled to vote with respect to that proposal, even though those shares are considered entitled to vote for quorum purposes.

Q:	What is the effect of an abstention?

A:	A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting. Abstentions will have no effect on the outcome of Proposal 1 and will have the effect of a vote against Proposals 2 and 3.

Q:	What constitutes a quorum?

A:

A majority of the aggregate voting power of the common stock entitled to be voted at the Annual Meeting is a quorum, which is required for holding and transacting business at the Annual Meeting. The shares may be present virtually or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	Who is soliciting my vote?

A:	Our Board is soliciting your vote for the Annual Meeting.

Q:	How do I vote?

A:	If you are a registered stockholder:

Virtual Meeting. Stockholders of record may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/TRU2025, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Annual Meeting” beginning on page 7. You may also vote by any of the following methods (please vote as soon as possible):

Internet. Vote at http://www.proxyvote.com, the website for Internet voting. Follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 6, 2025.

Telephone. Vote by telephone by calling 1-800-690-6903. Follow the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 6, 2025.

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 6, 2025.

Voting by Internet, telephone or mail will not limit your right to vote virtually at the Annual Meeting if you later decide to change your vote while attending the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, the Board recommends that you submit a proxy in advance via the Internet, by telephone or by mail.

If you are a beneficial owner:

Prior to the Annual Meeting. If you are the beneficial owner of your TransUnion shares, your ability to vote over the Internet, by mail or by telephone depends on your broker’s voting process. Please carefully follow the directions on your proxy card or the voter instruction card from your broker.

At the Virtual Meeting. Beneficial owners may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/TRU2025. Beneficial owners are not stockholders of record and therefore you may not vote your shares at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	Can I vote my stock by filling out and returning the Notice?

A:

No. The Notice will provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card via mail or by submitting a ballot electronically during the Annual Meeting.

Q:	If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

A:	No.

Q:	Can I change my vote?

A:	Yes. You may revoke or change a proxy before the vote is taken at the Annual Meeting by:

•	giving notice of the revocation in writing to our Corporate Secretary at 555 West Adams Street, Chicago, Illinois 60661;

•	submitting another valid proxy by mail, telephone or over the Internet that is later dated and:

•	if mailed, is properly signed; or,

•	if submitted by telephone or over the Internet, is received by 11:59 p.m. Eastern Daylight Time on May 6, 2025; or

•	if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.

Q:	Who will tabulate and certify the vote?

A:

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

Q:	What if I have technical difficulties during the check-in time or during the Annual Meeting?

A:	If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TRU2025. Please be sure to check in beginning at 11:45 a.m. Central Daylight Time on May 7, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting, unless only preliminary voting results are available at that time. If necessary, we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of this report and other reports free of charge on our Investor Relations website, investors.transunion.com, on the “Financials” page, or by contacting our Investor Relations department at investor.relations@transunion.com. Also, the Form 8-K and other reports we file with the SEC are available to you on the Internet at the SEC’s website at http://www.sec.gov.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

A:

Most stockholders received a Notice instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to stockholders. On or around March 21, 2025, we will begin mailing the Notice to certain stockholders of record as of the close of business on March 10, 2025, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail for the Annual Meeting and on an ongoing basis. Stockholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive those materials in the format requested.

Q:	How can I access the proxy materials over the Internet?

A:

The Notice, this proxy statement and our 2024 Annual Report are available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/TRU2025 on the day of and during the Annual Meeting. Your Notice or proxy card will contain instructions on how to view these materials. Our proxy materials are also available on our Investor Relations website, investors.transunion.com, on the “Financials” page.

Q:	What does it mean if I receive more than one proxy card or Notice?

A:

If you receive more than one proxy card or Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each proxy card and/or Notice to ensure that all of your shares are voted.

Q:	Who pays for the proxy solicitation related to the Annual Meeting?

A:

We will bear the entire cost of this solicitation, including the preparation, assembly, printing, mailing of the Notice and any mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers and other employees of TransUnion, in person or by telephone. No additional compensation will be paid to our directors, executive officers or other employees for these services. We have retained Georgeson LLC to assist us with the solicitation of proxies for an estimated fee of $12,000 plus expenses. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

Q:	Can I choose to receive proxy statements and annual reports on the Internet instead of receiving them by mail?

A:

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by following the instructions on your proxy card or voting instruction form. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

TransUnion is a leading global information and insights company that makes trust possible between businesses and consumers, helping people around the world access opportunities that can lead to a higher quality of life. That trust is built on our ability to deliver safe, innovative solutions with credibility and consistency. We call this Information for Good®.

Our Board directs the management of our business and affairs, and also oversees our business on behalf of our stockholders. The Board and management recognize that the interests of TransUnion and our stockholders are advanced by responsibly addressing the concerns of multiple constituencies, including employees, consumers, customers and the communities in which we operate. Our Corporate Governance Guidelines support the Board in its oversight role and in fulfilling its obligation to stockholders.

Our Corporate Governance Guidelines address, among other things:

•	the composition and responsibilities of the Board,
•	director independence and qualification standards,
•	Board meeting requirements,
•	management succession planning,
•	compensation of non-management directors, and
•	communications with Board members.

The NCG Committee regularly reviews our Corporate Governance Guidelines and recommends modifications of these guidelines to the Board when appropriate, including when NYSE and SEC regulations require changes.

You can find our Corporate Governance Guidelines on our Investor Relations website, investors.transunion.com, on the “Corporate Governance—Governance Documents” page.

Board Leadership Structure and Role of Board in Risk Oversight

Board Leadership Structure

Our Board of Directors is currently led by Ms. Pamela Joseph, our Non-Executive Chairperson. Whenever the Chairperson of the Board is also the Chief Executive Officer (“CEO”) or is a director who does not otherwise qualify as an “independent director,” the independent directors will elect from among themselves a Lead Director of the Board. In such instance, following nomination by the NCG Committee, each independent director will be given the opportunity, by secret ballot, to vote in favor of a Lead Director nominee or to write in a candidate of his or her own. The Lead Director will be elected by a plurality and will serve until the Board meeting immediately following the next annual meeting of stockholders, unless otherwise determined by the Board. Since the CEO position is currently separate from our Chairperson position, we do not have a Lead Director at this time.

We believe that the separation of the Chairperson and the CEO roles is appropriate for us at this time. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The Non-Executive Chairperson role allows our President & CEO to focus on his management responsibilities in leading the business, setting our strategic direction and optimizing our performance and operations. At the same time, the Non-Executive Chairperson can focus on Board leadership, provide guidance to the CEO, and focus on corporate governance and our overall business strategy. The Board believes that the separation of functions between the CEO and the Non-Executive Chairperson of the Board provides independent leadership of the Board in the exercise of its oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board and our stockholders.

Role of the Board in Risk Oversight

The Board of Directors has extensive involvement in the oversight of risk management related to TransUnion and our business, which is implemented through regular reporting to the Board by the Audit Committee and Risk and Compliance Committee.

The Audit Committee reviews our accounting, reporting and financial practices, including the quality and integrity of our financial statements and our financial reporting and disclosure practices, the soundness of our internal controls over financial reporting, and, together with the Risk and Compliance Committee, our compliance with applicable legal and regulatory requirements. The Audit Committee reviews and discusses with management, our independent auditor and the Risk and Compliance Committee, our guidelines and policies governing the process by which risk assessment and enterprise risk management is undertaken, including our major financial and other risk exposures, and the steps management has taken to monitor and mitigate the risk of such exposures. The Audit Committee also periodically reviews with management (including the Chief Legal Officer) and our independent auditor, any correspondence with, or other action by, regulators or governmental agencies, and any employee complaints, submissions or published reports that raise concerns regarding our financial statements, accounting or auditing matters, or compliance with law or our Code of Business Conduct.

The Risk and Compliance Committee oversees the Company’s risk management, as outlined in the Global Risk Taxonomy approved by our Enterprise Risk Management Committee (“ERMC”), a management-level committee chaired by our Chief Risk and Compliance Officer and consisting of our CEO, his direct reports and our Chief Information Security Officer. The Risk and Compliance Committee also oversees assessment of the quality and effectiveness of our capabilities, policies and controls (including the methods of identifying, assessing, monitoring and mitigating such risks), and review of our enterprise risk management framework, enterprise risk appetite, compliance infrastructure and material risk exposures. The Risk and Compliance Committee periodically reviews and approves our Global Risk Appetite Statement, which summarizes our approach to taking, managing and responding to risks, and provides parameters to guide management on risk decisions. The ERMC sets our risk strategy within the boundaries of our Global Risk Appetite Statement and escalates certain issues to the Risk and Compliance Committee, or other relevant Board committees, as appropriate. The Risk and Compliance Committee also oversees the quality and effectiveness of our information security framework – including capabilities, policies and controls, and methods for identifying, assessing and mitigating information and cybersecurity risks – and assesses the effectiveness of our management of information security-related risks. The committee meets periodically with our Chief Legal Officer, Chief Risk and Compliance Officer, Chief Information Security Officer and other appropriate legal, risk or compliance staff to review any legal or regulatory matters that may have a material impact on our business or operating strategy.

As described above, through regular meetings with management, including the finance, legal, risk and compliance and internal audit functions, the Audit Committee and Risk and Compliance Committee review and discuss the significant areas of risk to our business and summarize for the Board areas of compliance risk and appropriate mitigating factors. In addition, our Board receives periodic operating performance reviews from management.

Executive Sessions of the Board

Our non-management directors regularly meet in executive sessions without management present. Ms. Joseph, our Board Chairperson, presides at such sessions.

Director Independence

Our Board has affirmatively determined that each of Mses. Clark, Joseph and Zukauckas, Dr. Awad and Messrs. Dia, Fradin, Kumar and Monahan has no material relationship with the Company and qualifies as an independent director under the standards established by NYSE, as currently in effect.

In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or has an immediate family member who is one of our executive officers;
•	has been a Company employee within the past three years or has an immediate family member who has been an executive officer within the past three years;
•

has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than a family member’s compensation for service as a non-executive employee;

•

is a current partner or employee of a firm that is our internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on our audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

•

has, or has an immediate family member who has, been employed as an executive officer of another company where any of our present executives have served on the other company’s compensation committee during the past three years; or

•

is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

The purpose of the independence review by our Board is to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director or director nominee is independent. As a result of its review of our nominees for director, the Board determined that Mses. Clark, Joseph and Zukauckas, Dr. Awad and Messrs. Dia, Fradin, Kumar and Monahan are independent under NYSE rules. Mr. Cartwright does not qualify as an independent director because he is currently the President & CEO of the Company. Mr. Gottdiener does not qualify as an independent director as of the date of this proxy statement because he was employed by the Company within the past three years; however, he will qualify as an independent director under NYSE rules as of March 31, 2025, the date that is three years from his last date of employment with the Company. Mr. Bosworth, who served as a director until his resignation from the Board on December 31, 2024, was determined to be independent under NYSE rules during his service on the Board. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of our Company.

Mandatory Retirement

Any director who reaches age 75 while in office must resign when he or she reaches the age of 75. A director elected to the Board before his or her 75th birthday may continue to serve until the later of (1) the expiration of the director’s then-current term and (2) the annual stockholders’ meeting coincident with or next following his or her 75th birthday. On the recommendation of the NCG Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interest of the Company.

No Term Limits

The Board believes we benefit from the service of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations. The NCG Committee will review periodically the appropriateness of each director’s continued service.

Stockholder Engagement

We employ a broad stockholder engagement program that provides management and our Board with valuable insight and feedback from investors throughout the year. Senior management communicated with investors throughout the year by means of quarterly press releases, conference calls, investor conferences and in-person meetings. We also conducted hundreds of additional investor calls throughout the year. During 2024, we engaged with stockholders representing more than 65% of our outstanding common stock and with more than 85% of actively managed shares. Key areas of focus for our discussions included financial and operating performance, strategic initiatives (including our ongoing transformation program), long-term growth opportunities and capital allocation.

Throughout the year, we also reached out to some of our largest stockholders to specifically understand their expectations related to corporate governance, environmental and social matters, including expectations related to Board members’ skills and experience; responsible usage of emerging technologies such as artificial intelligence (“AI”); risk management standards; and efforts around financial inclusion.

Proxy Access

Our Fifth Amended and Restated Bylaws (“Bylaws”) contains a proxy access provision, which enables an eligible stockholder, or a group of up to 20 stockholders, owning at least three percent (in aggregate, if applicable) of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the common stockholders are entitled to elect, provided that the nominating stockholders and the proposed Board nominees satisfy the requirements in our Bylaws. If an eligible stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2026 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices at 555 West Adams Street, Chicago, Illinois 60661 between October 22, 2025 and November 21, 2025.

Communications with Directors

We have established a process for communications with directors. Stockholders and other interested parties may communicate with the Board, the Board Chairperson (or Lead Director), or the non-management directors as a group, regarding bona fide questions or concerns, by transmitting correspondence by mail or e-mail addressed as follows: Corporate Secretary (Rachel Mantz, rachel.mantz@transunion.com), 555 West Adams Street, Chicago, Illinois 60661. The Corporate Secretary will regularly forward such communications or a summary thereof to the Board or the applicable director(s). Such communications may be made confidentially or anonymously.

Meetings and Meeting Attendance

During 2024, each of our directors attended at least 75% of the Board and Board committee meetings on which he or she served (held during the period that such director served). Our Board met five times during 2024. Directors are expected to attend our annual stockholders’ meeting. For our 2024 Annual Meeting of Stockholders, all members of our Board who were then-serving attended the meeting.

Sustainability Overview

We are dedicated to making meaningful, positive contributions to the world and the communities we serve. We are making an impact through our commitments to enabling life-changing access to credit in mature and emerging markets, and using technology innovation to help consumers improve their access to credit while doing good for people and the planet.

At the Board level, TransUnion’s sustainability program (including energy efficiency and other sustainability-related risks and matters) is overseen by the NCG Committee. The NCG Committee receives updates from management on such matters on a quarterly basis.

Sustainability Program

We strive to maintain a comprehensive program across the sustainability issues most salient to our business and measure our progress in these areas. As discussed below, our sustainability program focuses on enhancing financial inclusion; maintaining robust corporate governance, compliance and security programs; supporting our workforce and the communities in which we do business; and our energy efficiency strategy.

Financial Inclusion

Our business, at its core, is grounded in increasing financial inclusion and economic opportunity. To us, financial inclusion means ensuring individuals and businesses have equal access to affordable financial products and services — including credit — to meet their needs when it comes to building wealth and managing risks. As a pioneer in alternative and trended credit data, we leverage the data assets we steward to help create a more robust picture of consumers whose credit risk can be difficult to accurately assess using only traditional scoring methods. We also foster consumer education through our various partnerships and charitable contributions, and we underpin our financial inclusion efforts with policy support and research.

Governance, Compliance and Security

We work to maintain robust governance, compliance and security programs to promote alignment with the requirements of our industry and to uphold our high standards.

•

Corporate Governance Practices—We maintain a corporate governance program that upholds high ethical, legal and industry standards. Management regularly reports to the NCG Committee regarding our corporate governance program and seeks the committee’s input regarding any proposed modifications to our governance structure.

•

Business Ethics—We handle sensitive information that we use to help individuals make life-changing decisions every day. To help secure sensitive data, we place great importance in training and holding our employees accountable for compliance with all applicable legal and ethical standards. Furthermore, to promote the high ethical standards required to conduct our business, we maintain several programs, policies and processes. For example, our Code of Business Conduct sets forth the standards by which we operate with each other, our consumers, customers, vendors and business partners. In order to ensure that our associates, officers and Board members are well-informed and have the guidance to act in a manner consistent with our values, everyone at TransUnion is required to review and affirm the Code of Business Conduct annually. The Audit Committee and Risk and Compliance Committee periodically review with management any correspondence with, or other action by, regulators or governmental agencies, and any employee complaints, submissions or published reports that raise concerns regarding compliance with our Code of Business Conduct.

•

Data Security—The security and protection of personal data is our highest priority. We are committed to aligning with industry-leading cyber risk management best practices and complying with all applicable legal and regulatory requirements. Our Information Security program is based on ISO/IEC 27001:2022 principles, including a global-level Information Security Department that develops our security policies, standards and procedures, and we consistently evolve our approach to protect against increasing security threats around the world. At the Board level, our Risk and Compliance Committee is responsible, on behalf of the Board, for oversight of our compliance with applicable global data privacy and security regulations and requirements, and assesses the effectiveness of systems, controls and procedures we use to facilitate compliance with such requirements. The Risk and Compliance

Committee also oversees the quality and effectiveness of our information security framework, and assesses the effectiveness of our management of information security-related risks. At the management level, the ERMC sets our risk strategy within the boundaries of our Global Risk Appetite Statement. We regularly engage independent third-party organizations to conduct independent security assessments and we maintain a Third Party Risk Management program, performing risk management assessments of our vendors, and continuously monitoring third-party risk.

•

Artificial Intelligence—We approach new technologies from a security-first standpoint to protect the data we steward. Our intentional, responsible approach to new technology selection and adoption, including AI, is rooted in our AI Principles, which align with our mission, values and beliefs. Our cross-functional, management level, Data Risk Committee (the “DRC”) is responsible for implementing processes to efficiently and effectively manage risks associated with our use of emerging technologies, including AI. The DRC has developed an AI risk assessment framework and is responsible for monitoring the full landscape of emerging global AI regulations and adapting the framework in accordance with changes to applicable regulations and technologies. The DRC escalates issues to the ERMC, as appropriate, to help align the risks related to AI-use within the scope of our Global Risk Appetite Statement. The ERMC escalates AI-related risk issues to the Risk and Compliance Committee, as appropriate. For additional detail regarding our AI governance and the use of AI at TransUnion, please see our 2024 Global Impact Report. For the avoidance of doubt, neither our 2024 Global Impact Report nor any disclosures included on our corporate website are incorporated by reference into this proxy statement or otherwise incorporated herein.

•

Data Privacy—TransUnion’s business is based on innovative sourcing, processing and provisioning of data to internal and external stakeholders. Privacy compliance is of paramount importance to the ongoing operation of TransUnion, promoting a strong industry reputation, maintaining operational efficiency and positively affecting regulator, customer and investor confidence. We have invested significantly into enhancing our data privacy efforts in recent years. We maintain a global data privacy framework that governs and supports the management of data privacy across TransUnion. In addition, we periodically conduct privacy-focused assessments of our products and processing activities for compliance with privacy regulations and alignment with consumer expectations. Our assessments consider the nature of the data use and notice made available to consumers, along with information security, individuals’ privacy rights and expectations and any relevant data quality considerations. At the Board level, our Risk and Compliance Committee is responsible for oversight of our compliance with applicable global data privacy and security regulations and requirements.

People, Workforce and Communities

Our talented, highly trained employees bring their experience, perspective and creativity to their teams around the world. We support our employees by providing competitive benefits and development opportunities. Our workforce is comprised of approximately 13,400 knowledgeable and passionate employees around the world.

•

Wellbeing & Benefits—When our associates are able to bring their best selves to the workplace, our business thrives. Our benefit programs are designed to provide associates with a safe and supportive work environment. In addition to the types of benefits employees have come to expect from a company of our size and industry – such as 401(k) matching and dental coverage – we also offer leading benefits such as hybrid work arrangements and caregiver support. We are also proud to offer mental health coverage globally to our associates and their families, so they are better able to manage the challenges they may face.

•

Talent Acquisition & Retention—We see our people as a source of strength and know that they are essential to our mission, innovation and growth. Our talent acquisition team works to find the best talent for each role, through merit and skills-based hiring practices. We promote a comprehensive and unbiased supportive environment that encourages individual merit and performance.

•

Communities—TransUnion recognizes the importance of having a robust supply chain. We invest in small businesses in the communities where we operate, helping create prosperity for all. Additionally, through our GoodWorks@TU program, we give back to the communities where we operate with volunteerism and philanthropic donations. Our teams organize group volunteer efforts, including a dedicated month of service every April, and many of our associates commit their personal time to a variety of causes.

We value our people and communities and work diligently to provide expanded, merit-based opportunities for all in and outside the workplace. We are dedicated to providing a welcoming and growth-oriented work environment that enables our people to reach their full potential. We aim to promote these initiatives in accordance with applicable legal frameworks in our various operations around the globe.

Energy and Environment

TransUnion maintains a holistic energy efficiency strategy to reach our climate targets, identify efficiencies, and reduce our impact on the environment. Our strategy is designed to help us meet our climate targets by focusing on the way we impact the environment the most – energy consumption.

We set two targets in 2021 to reach operational net zero (Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions) by the end of 2025 and 30% reductions on leased real estate Scope 3 emissions by 2030, using 2019 as a baseline. Currently, we consider our Scope 2 GHG emissions to be those indirect emissions from our owned properties and leased sites within our operational control. We consider leased sites where TransUnion has sufficient influence over facilities (as determined by an internal survey we conducted) to impact energy consumption and/or sourcing to generally fall within operational control. In addition, we track Scope 3 GHG emissions across three categories – Upstream Leased Assets, Waste and Business Travel. Upstream Leased Assets emissions include leased real estate that is not within our operational control and therefore not captured in our Scope 2 GHG emissions.

Our plan for achieving these reduction targets is to utilize renewable energy purchases (either directly or by pairing electricity with renewable energy credits), migrate data from TransUnion-operated data centers to cloud providers and consolidate real estate. Our real estate consolidation strategy allows us to more efficiently use our office space, thereby reducing our costs and environmental impact. While we work toward emissions reduction, and for emissions that TransUnion is unable to reasonably avoid, we are purchasing renewable energy credits and carbon offsets to help mitigate our impact.

More information on our sustainability practices, as well as certain information regarding our approach to sustainability disclosures and related risks, is available in our 2024 Annual Report on Form 10-K and our 2024 Global Impact Report.

Considerations for Board Nominees

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed below in the section titled “Background and Experience of Directors” and each of the directors’ individual biographies. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our NCG Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board candidates to be nominated for election to the Board, and whether members of the Board should stand for reelection. Our Corporate Governance Guidelines and NCG Committee charter set forth the selection criteria for evaluating potential director nominees, including, but not limited to, a potential candidate’s strength of character, mature judgment, industry knowledge or experience, independence of thought, ability to work collegially with other members of the Board and any other factors the NCG Committee considers appropriate. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group that can best steer the success of our business. The NCG Committee will evaluate the effectiveness of this policy by continuing to review the makeup of our Board.

The NCG Committee also considers differences of professional experience, viewpoint, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors. The NCG Committee considers candidates with demonstrated skills or experience in the following areas, among others: business or regulatory acumen, industry knowledge and experience, relevant career experience and financial experience, as well as those skills listed in the “Background and Experience of Directors” table set forth on page 21. The NCG Committee may also consider the extent to which a candidate would fill a present need on the Board.

In identifying qualified candidates for our Board, our NCG Committee reviews candidates’ existing commitments to other businesses and potential conflicts of interest with other pursuits. The NCG Committee evaluates legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. Our NCG Committee will consider director candidates from many sources, including stockholders. Stockholder recommendations must follow certain procedures under SEC rules and regulations and our Bylaws. Any such recommendations must be in writing and delivered to the NCG Committee at the following address: Corporate Secretary, 555 West Adams Street, Chicago, Illinois 60661. The NCG Committee will evaluate all candidates for the Board in the same manner, including those candidates proposed by stockholders.

Our Third Amended and Restated Certificate of Incorporation provides for an unclassified Board. At the Annual Meeting, all director nominees elected by our stockholders will be elected to hold office for a term of one year, or until their successors are duly elected and qualified.

Board Evaluations

Our Board and each of its committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their respective obligations. Topics in the assessment included a review of the Board’s roles and responsibilities, meetings, compensation, access to information, Board composition, communications and additional matters. A summary identifying any themes or issues that emerged in the evaluations is presented to the Board on an anonymous basis and is reviewed and discussed by the Board in an executive session. The NCG Committee also uses the results of the evaluations to periodically consider the mix of skills and experience the directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee also conducts its own annual self-evaluation and reports the results to the chairperson of the applicable committee and the Chairperson of the Board, including a comparison of the committee’s performance against the requirements of its written charter. Feedback received from committee evaluations is compiled anonymously and reviewed and discussed by each committee in an executive session annually, and addressed with management, as appropriate. Pursuant to its charter, the NCG Committee also periodically reviews the performance of each committee and makes recommendations to the Board for the creation of additional, or elimination of existing, committees.

Management Succession Planning

The Board and the Compensation Committee require senior management to report (at least annually) on succession planning, which includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO and other executive officer positions. The Board collaborates with senior management to ensure that effective plans are in place for management succession, including reviewing succession plans relating to the CEO and other executive officer positions, as well as potential successors who occupy these positions. Additionally, pursuant to its charter, the Compensation Committee oversees and approves the management continuity planning process.

Background and Experience of Directors

Our director nominees reflect a wide range of backgrounds, skills and experiences, ranging from government relations to several current and former CEOs from varying industries. We believe that identifying the primary skills of our directors provides a meaningful representation of the balance of skills of our Board as a whole. Our directors’ individual viewpoints and unique experiences enhance the quality of our Board’s discussions and the ability to execute on our business strategy.

The table below, which is current as of March 10, 2025, highlights the experience and skills of our director nominees that we believe are critical to the success of TransUnion and are based on the findings from our ongoing stockholder engagement efforts.

Qualifications

Senior Leadership/CEO	●	●	●	●	●	●	●	●	●	●

Global Technology		●		●	●	●	●	●	●	●

Data Analytics; Privacy	●	●	●	●		●		●	●	●

Risk Management and Regulatory	●	●	●		●		●		●	●

Cybersecurity	●			●	●	●		●	●

Corporate Governance	●		●		●		●		●	●

Finance and Accounting	●	●			●		●		●	●

Global Perspective	●	●	●	●	●	●	●	●	●	●

TU Industry Knowledge	●	●	●			●	●			●

Organizational Transformation	●	●	●		●	●	●	●		●

Demographics

Tenure (years)	11	5	7	2	6	3	9	2	7	2

Age	64	59	57	60	69	60	66	53	58	63

6.3 years Average Tenure of Independent Director Nominees	61 years Average Age of Director Nominees

Director Nominee Biographies

The specific experience and qualifications of each our director nominees are described below. The age and Board committee membership indicated for each of our director nominees is as of March 10, 2025. All of our current directors will be seeking election at the Annual Meeting. See “Proposal 1: Election of Directors” for more information.

Dr. George M. Awad

Independent

Age: 64

Director Since: November 2013

Founder and Principal, Gibraltar Capital Corporation; Prior CEO, Citigroup Consumer Finance

Board Committees

•  Audit

•  Mergers, Acquisitions and Integration, Chairperson

•  Risk and Compliance

Dr. Awad is a respected investor, having founded his own successful investment firm. He also has substantial leadership experience as a CEO of multiple global financial services companies. His global business acumen and financial expertise are assets to the Board.

Dr. George M. Awad is the founder and principal of Gibraltar Capital Corporation, established in 2011. Gibraltar Capital is a wealth management and advisory firm specializing in investment and business guidance for internationally-based, high net-worth families. Dr. Awad is a distinguished executive with extensive operational expertise in managing large, global businesses across the spectrum of consumer financial services. His most recent role was as CEO of Consumer Finance at Citigroup, following leadership positions as CEO of North America Cards and CEO of Global Consumer Group EMEA.

Dr. Awad earned his B.S. from the American University of Beirut, his M.B.A. from the University of Pittsburgh - Katz Graduate School of Business and his Doctorate in Management from Case Western Reserve University.

Christopher A. Cartwright Age: 59 Director Since: May 2019 President & Chief Executive Officer, TransUnion Board Committees • Executive

Mr. Cartwright is the President & Chief Executive Officer of TransUnion, which enables him to provide direct insight into the operations of the Company. He has deep knowledge of the global information industry and has overseen organizational transformation at various levels of management within our organization.

Christopher A. Cartwright has served as the President & Chief Executive Officer of TransUnion since May 2019. He joined the Company in August 2013, previously serving as Executive Vice President, U.S. Information Services, where he helped drive TransUnion’s transformation into a global information and insights company as the head of the largest business unit, including providing consumer reports, risk scores, analytical services and decision technology to customers in the U.S. across the financial services, insurance, tenant and employment screening and public sector industries.

Prior to joining TransUnion, Mr. Cartwright was the Chief Executive Officer of Decision Insight Information Group, a portfolio of independent businesses providing real property information, software and services to insurance, finance, legal and real estate professionals in the United States, Canada and Europe. Mr. Cartwright also spent almost 14 years at Wolters Kluwer, a global information services and workflow solutions company, where he held a variety of executive positions of increasing responsibility, culminating in CEO of the Corporate and Financial Services Division and Shared Services, North America. Prior to Wolters Kluwer, he was Senior Vice President, Strategic Planning & Operations for Christie’s Inc. and Strategy Consultant for Coopers and Lybrand.

Mr. Cartwright earned his bachelor’s degree in business administration and his master’s in public accountancy from The University of Texas at Austin. He serves on the Board of Directors of P33 Chicago and the Board of Trustees of the Griffin Museum of Science and Industry.

Suzanne P. Clark

Independent

Age: 57

Director Since: June 2017

President and CEO, U.S. Chamber of Commerce

Board Committees

•  Audit

•  Risk and Compliance, Chairperson

Current Public Company Board Experience

AGCO Corporation (NYSE: AGCO)

Ms. Clark brings unique and global perspectives regarding macroeconomic and political environments from her decades of experience in government relations and from leading the world’s largest business organization. She also brings significant corporate governance, privacy and risk management expertise to TransUnion as well as seasoned public company board experience.

Suzanne P. Clark is currently the President and Chief Executive Officer of the U.S. Chamber of Commerce, where she focuses on strategy, government relations and market innovation in support of the Chamber’s more than 3 million member companies internationally. Ms. Clark was appointed Chief Executive Officer of the U.S. Chamber of Commerce in March 2021, and has served as its President since June 2019. Ms. Clark served as Senior Executive Vice President from January 2017 until June 2019 and as Executive Vice President of the U.S. Chamber of Commerce from September 2014 until January 2017. She has served on the board of AGCO Corporation (NYSE: AGCO) and on its Talent and Compensation Committee (Chair) since April 2017 and its Sustainability Committee since April 2022. Ms. Clark also serves on the board of The Economic Club of Washington, D.C.

Ms. Clark earned her B.A. and her M.B.A. from Georgetown University.

Hamidou Dia Independent Age: 60 Director Since: July 2022 VP, Applied AI Engineering, Google Cloud Board Committees • Audit • Technology

Mr. Dia has a strong track record of delivering large scale IT transformations for leading international technology companies. His experience transforming engineering organizations from on-premise to cloud-based is particularly relevant as we continue our own technology transformation.

Hamidou Dia has served as VP, Applied AI Engineering at Google Cloud since July 2024. Mr. Dia previously served as VP, Global Head of Generative AI Solution Architecture at Google Cloud from April 2023 until July 2024 and VP, Global Head of Solutions Engineering at Google Cloud from April 2019 until April 2023, where he led the Global Solution Engineering organization. Prior to that, Mr. Dia held several roles at Oracle from 1999 to 2019, most recently as Senior Vice President, North America Technology Solution Engineering and Cloud Customer Success. Serving as chief architect of the North American technology division, he oversaw a team of over 1,600 sales engineers and drove the transformation of the sales engineering organization from an on-premises to a cloud sales engineering organization.

Mr. Dia earned his bachelor’s and master’s degrees in computer science from the University of Nantes, France.

Russell P. Fradin

Independent

Age: 69

Director Since: July 2018

Operating Partner, Clayton, Dubilier & Rice, Inc.

Board Committees

•  Compensation, Chairperson

•  Nominating and Corporate Governance, Chairperson

•  Mergers, Acquisitions and Integration

•  Executive

Current Public Company Board Experience

Alight, Inc. (NYSE: ALIT)

Previous Public Company Board Experience

Best Buy Co., Inc. (NYSE: BBY)

Hamilton Insurance Group, Ltd. (NYSE: HG)

Mr. Fradin in an accomplished CEO and private equity investor with significant leadership experience at both public and private companies. His proven experience guiding companies through organizational transformation processes is valuable to the Board as we complete the integration of our recent acquisitions.

Russell P. Fradin became an operating partner with the private investment firm Clayton, Dubilier & Rice (“CD&R”) in 2016. Prior to joining CD&R, Mr. Fradin served as President and CEO at SunGard Data Systems, from 2011 until the company’s acquisition by FIS in 2015. He previously served as the Chairman and CEO of Aon Hewitt, a global leader in human resource solutions. During his tenure, Mr. Fradin oversaw the successful 2010 merger between Aon Consulting and Hewitt Associates, having been CEO of Hewitt since 2006. Additional former roles include CEO of the BISYS Group, and senior executive positions at Automatic Data Processing and McKinsey & Company. Mr. Fradin has served as the Chair of the board of directors of Alight, Inc. (NYSE: ALIT) since March 2025. From 2016 until 2024, Mr. Fradin served on the board of Hamilton Insurance Group, Ltd. (NYSE: HG), where he served on the Compensation and Personnel Committee (Chair) from 2022 to 2024. Mr. Fradin also served on the board of Best Buy Co., Inc. (NYSE: BBY) from 2013 until 2020.

Mr. Fradin earned his B.S. in economics from the Wharton School at the University of Pennsylvania and his M.B.A. from Harvard Business School.

Charles E. Gottdiener Age: 60 Director Since: February 2022 CEO, Anaplan, Inc. Board Committees • Mergers, Acquisitions and Integration • Risk and Compliance • Technology, Chairperson

Mr. Gottdiener is an experienced CEO who has successfully overseen the implementation of innovative solutions to drive growth and organizational transformation at multiple companies. The Board values his technology and industry experience, particularly as the former CEO of Neustar, TransUnion’s largest acquisition to date.

Charles E. Gottdiener has served as Chief Executive Officer and a member of the Board of Directors of Anaplan, Inc., a business planning and decision-making platform, since December 2022. Previously, he served as President & Chief Executive Officer of Neustar, Inc. (“Neustar”) from 2018 until TransUnion’s acquisition of Neustar in December 2021, during which time, Mr. Gottdiener helped transform Neustar into a leading global information services and technology company. Prior to joining Neustar, Mr. Gottdiener served as a Managing Director with Providence Equity Partners where he was Head of Portfolio Operations beginning in 2010, and Chief Operating Officer from 2014 to 2018. He also served as an interim CEO or Board member of several Providence portfolio companies including Blackboard, SRA International, Altegrity, Survey Sampling, VRAD and Ascend Learning. Previously, Mr. Gottdiener spent seven years with Dun & Bradstreet, where he served in a number of strategy and operating leadership roles including as President of the global risk, analytics and internet solutions business.

Mr. Gottdiener earned his B.A. in Psychology from Grinnell College, where he also served as a trustee of the College, and his M.B.A. from the Wharton School of the University of Pennsylvania.

Pamela A. Joseph, Chairperson

Independent

Age: 66

Director Since: September 2015

CEO & Executive Chair, Xplor Technologies

Board Committees

•  Compensation

•  Nominating and Corporate Governance

•  Risk and Compliance

•  Executive, Chairperson

Current Public Company Board Experience

Paychex, Inc. (Nasdaq: PAYX)

Adyen, N.V. (ADYEN.AS)

Ms. Joseph has served as the Chairperson of the Board since 2020. She brings extensive leadership experience as a seasoned CEO and provides insights from her service as a director for multiple public and private companies to our Board. She also has deep industry and technology knowledge, as well as experience overseeing organizational change.

Pamela A. Joseph has served as Chief Executive Officer of Xplor Technologies, a cloud-based payment processing platform company, since October 2022, and has served as Xplor’s Executive Chair since 2021. She is also an Operating Partner for Advent International. Ms. Joseph previously served as the Chief Executive Officer of Clearent, a payments processing company, from 2019 to 2021.

Ms. Joseph served as the President and Chief Operating Officer of Total System Services, Inc. from May 2016 until September 2017, and was the Vice Chairman of U.S. Bancorp Payment Services and Chairman of Elavon (formerly NOVA Information Systems, Inc.), a wholly-owned subsidiary of U.S. Bancorp, from 2004 until June 2015. Ms. Joseph serves on the board of directors of Paychex, Inc., a payroll provider (Nasdaq: PAYX), and also serves on its Nominating and Governance Committee (Chair), Compensation & Leadership Committee and Corporate Development Advisory Committee. Ms. Joseph also serves on the board of directors of Adyen, N.V., a Netherlands-based payment processor (ADYEN.AS), and serves on its Audit and Risk Committee.

Ms. Joseph earned her B.S. from the University of Illinois at Urbana-Champaign.

Ravi Kumar

Independent

Age: 53

Director Since: July 2022

CEO, Cognizant Technology Solutions Corporation (Nasdaq: CTSH)

Board Committees

•  Compensation

•  Technology

Current Public Company Board Experience

Cognizant Technology Solutions Corporation (Nasdaq: CTSH)

Previous Public Company Board Experience

Digimarc Corporation (Nasdaq: DMRC)

Mr. Kumar contributes decades of experience driving innovative change at global technology companies to our Board. Mr. Kumar’s technical leadership, data expertise and experience overseeing technology transformation processes are valuable assets to our Board.

Ravi Kumar Singisetti has served as CEO and a member of the Board of Directors of Cognizant Technology Solutions Corporation (Nasdaq: CTSH), a multinational information technology services and consulting company, since January 2023. From 2015 to 2022 he served as the President of Infosys, a global IT consulting and services company, where he led the Infosys Global Services Organization across all global industry segments. Mr. Kumar held additional roles at Infosys from 2002, including Executive Vice President, Global Head of the Insurance, Healthcare, and Cards and Payments business unit and Senior Vice President & Global Head of Consulting & Systems Integration. From 2021 to 2023, Mr. Kumar served on the Board of Directors of Digimarc Corporation (Nasdaq: DMRC). Mr. Kumar also serves on the Board of Governors of the New York Academy of Sciences and the Board of Directors of the U.S. Chamber of Commerce.

Mr. Kumar earned his bachelor’s degree in engineering from Shivaji University and his M.B.A. from Xavier Institute of Management, India.

Thomas L. Monahan, III

Independent

Age: 58

Director Since: June 2017

CEO, Heidrick and Struggles, Inc. (Nasdaq: HSII)

Board Committees

•  Audit, Chairperson

•  Nominating and Corporate Governance

•  Executive

Current Public Company Board Experience

Heidrick and Struggles, Inc. (Nasdaq: HSII)

Mr. Monahan has extensive experience guiding global growth and technological change. The Board values his financial and accounting expertise and experience serving on public company boards.

Thomas L. Monahan, III has served as the CEO and a member of the board of directors of Heidrick and Struggles, Inc. (Nasdaq: HSII), a global leadership advisory and technology firm providing executive search, leadership assessment and development, organization and team effectiveness, and performance technology tools, since March 2024.

Mr. Monahan is the former Chief Executive Officer of DeVry University, serving in such role from 2020 to 2023, and he has served as Executive Vice Chair of DeVry since September 2023. He also founded Norton Street Holdings, a private investment vehicle, in 2017. He also served as Executive Chairman of PK Global, a leading digital services firm, owned by the Carlyle Group, from 2018 until its sale in 2021. Mr. Monahan previously served as Chairman and Chief Executive Officer of CEB, Inc. from 2008 until its April 2017 merger with Gartner Inc. (NYSE: IT), and served as CEO from 2005 to 2017. CEB provided data and insights to lift the performance of the world’s leading companies. In his 21 years at CEB, Mr. Monahan led significant global growth and digitization of product delivery. Mr. Monahan is also a Trustee of the Meridian International Center and the Boys and Girls Clubs of America, and a board member at the Nature Conservancy of Maryland/Washington, D.C.

Mr. Monahan earned his B.A. from Harvard University and his M.B.A. from New York University.

Linda K. Zukauckas Independent Age: 63 Director Since: January 2023 CFO, Integrity, LLC Board Committees • Audit Previous Public Company Board Experience MTS Systems (2019-2021)

Ms. Zukauckas brings deep finance and accounting expertise to the Board as a former CFO of a public company. She also has extensive leadership and corporate governance experience from her roles at multiple public and private global companies.

Linda K. Zukauckas has served as Chief Financial Officer of Integrity, LLC, a distributor of life and health insurance and provider of solutions for wealth management and retirement planning, since July 2024. She previously served as Chief Financial Officer of Nielsen Holdings from February 2020 until February 2023, departing in connection with Nielsen’s take-private transaction. Prior to Nielsen, she held executive leadership roles at American Express from November 2011 to January 2020, most recently Executive Vice President/Deputy Chief Financial Officer from 2018 to 2020, and previously, EVP/Controller and Chief Accounting Officer. From 2000 to 2011, Ms. Zukauckas held various senior finance roles at Ally Financial, including strategy/M&A, divisional CFO, head of corporate planning, global controller/Chief Accounting Officer and global head of internal audit. Ms. Zukauckas currently serves on the board of Zelis, a privately-held healthtech platform that is modernizing the healthcare financial experience.

Ms. Zukauckas earned her bachelor’s degree in business administration from Texas Tech University.

Board Committees

The standing committees of our Board of Directors consist of Audit; Compensation; Nominating and Corporate Governance; Mergers, Acquisitions and Integration; Risk and Compliance and Technology Committees. We also have an Executive Committee of our Board.

The Board has adopted written charters for each of its committees, which can be found on our Investor Relations website, investors.transunion.com, on the “Corporate Governance—Governance Documents” page. Listed below are the members of each Board committee as of March 10, 2025. Effective April 1, 2025, Thomas L. Monahan, III will step down from his role as the Chairperson of the Audit Committee and will no longer serve as a member of the Audit Committee. The Board has appointed Linda K. Zukauckas to serve as the Chairperson of the Audit Committee, effective April 1, 2025. Additionally, effective April 1, 2025, Russell P. Fradin will step down from his role as the Chairperson of the Compensation Committee but will continue to serve as a member of the Compensation Committee. The Board has appointed Thomas L. Monahan, III to serve as the Chairperson of the Compensation Committee, effective April 1, 2025.

AUDIT COMMITTEE(1)

2024 Committee Meetings: 7 Committee Members: Thomas L. Monahan, III, Chairperson (I) George M. Awad (I) Suzanne P. Clark (I) Hamidou Dia (I) Linda K. Zukauckas (I)

•   Assist our Board in overseeing and advise our Board on:

¡  the quality and integrity of our financial statements and our financial reporting and disclosure practices;

¡  the soundness of our system of internal controls over financial reporting;

¡  our compliance with applicable legal and regulatory requirements;

¡  our independent registered public accounting firm’s qualifications, performance and independence;

¡  the performance of our internal audit function;

¡  compliance with our Code of Business Conduct; and

¡  compliance with our related person transaction policy.

•   Retain our independent registered public accounting firm.

•   Pre-approve audit and non-audit services to be provided by our independent registered public accounting firm.

•   Consult with our independent and internal auditors regarding audits of our consolidated financial statements and the adequacy of our internal controls.

•   Prepare the audit committee report for our proxy statement.

•   Our Board has determined that each member of the Audit Committee qualifies as an independent director under NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•   Our Board has determined that each of Mr. Monahan, Dr. Awad and Ms. Zukauckas qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

I = Independent

(1)

Effective April 1, 2025, Thomas L. Monahan, III will step down from his role as the Chairperson of the Audit Committee and will no longer serve as a member of the Audit Committee. The Board has appointed Linda K. Zukauckas to serve as the Chairperson of the Audit Committee, effective April 1, 2025.

COMPENSATION COMMITTEE(1)(2)(3)

2024 Meetings: 6 Committee Members: Russell P. Fradin, Chairperson (I) Pamela A. Joseph (I) Ravi Kumar Singisetti (I)

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡   establishing and reviewing our overall compensation philosophy and approving the compensation of our CEO, executive officers and non-management directors;

¡   monitoring our incentive and equity-based compensation plans;

¡   overseeing our management succession and continuity planning process; and

¡   preparing the compensation committee report in our proxy statement.

•   Review and approve annual compensation decisions for our CEO and other executive officers, including adjustments to base salary, bonus, equity and equity-based incentives and other benefits.

•   Review and make recommendations to the Board regarding compensation for non-management directors for their Board and committee service.

•   Review and discuss with management, at least annually, management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company.

•   Review and evaluate the succession plans relating to the CEO and other executive officers and make recommendations to the Board accordingly.

•   Consult directly with our independent compensation consultants, Frederic W. Cook & Co., Inc. (“FW Cook”), as needed, and with management to review and evaluate our compensation practices, which include both our executive and director compensation programs.

I = Independent

(1)	Mr. Bosworth served as a member of the Compensation Committee until his resignation from the Board on December 31, 2024.
(2)

Effective April 1, 2025, Russell P. Fradin will step down from his role as the Chairperson of the Compensation Committee but will continue to serve as a member of the Compensation Committee. The Board has appointed Thomas L. Monahan, III to serve as the Chairperson of the Compensation Committee, effective April 1, 2025.

(3)

The Compensation Committee charter authorizes the Compensation Committee to form and delegate its authority to a subcommittee composed solely of one or more members of the Compensation Committee for any purpose that the Compensation Committee deems appropriate.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

2024 Meetings: 4 Committee Members: Russell P. Fradin, Chairperson (I) Pamela A. Joseph (I) Thomas L. Monahan, III (I)

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡   identifying qualified individuals to become new Board members and selecting the director nominees for the annual meetings of stockholders or filling vacancies that may occur between meetings;

¡   reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection, or recommending that the Board select the director nominees for our annual meeting of stockholders;

¡   recommending Board members to serve on Board committees and evaluating the operations and performance of such committees;

¡   developing and recommending to the Board applicable corporate governance principles and taking a leadership role in shaping the corporate governance of the Company;

¡   reviewing the adequacy of our charter and Bylaws and recommending to the Board of Directors any proposed modifications;

¡   overseeing the annual self-evaluation of the Board and each Board committee, as well as overseeing individual director and management evaluations; and

¡   maintaining an informed status on Company issues related to corporate social responsibility, philanthropy, public policy and the Company’s visibility as a global corporate citizen.

MERGERS, ACQUISITIONS AND INTEGRATION COMMITTEE(1)

2024 Meetings: 4 Committee Members: George M. Awad, Chairperson (I) Russell P. Fradin (I) Charles E. Gottdiener

•   Assist our Board of Directors by:

¡   analyzing and making recommendations to the Board with respect to potential opportunities for strategic business combinations, acquisitions, mergers, dispositions, divestitures and similar strategic transactions involving the Company (each a “Strategic Transaction”);

¡   ensuring fairness of process with respect to any proposed Strategic Transaction;

¡   expediting and facilitating the process of reviewing, negotiating and consummating potential Strategic Transactions; and

¡   evaluating the post-closing integration and performance of consummated Strategic Transactions.

I = Independent

(1)	Mr. Kumar served as a member of the Mergers, Acquisitions and Integration Committee until January 14, 2025.

RISK AND COMPLIANCE COMMITTEE

2024 Meetings: 4 Committee Members: Suzanne P. Clark, Chairperson (I) George M. Awad (I) Charles E. Gottdiener Pamela A. Joseph (I)

•   Assist our Board of Directors by:

¡   assessing the quality and effectiveness of our capabilities, policies, controls and methods for identifying, evaluating, monitoring and mitigating material risks;

¡   overseeing the quality and effectiveness of our risk assessment and enterprise risk management framework, information security framework and our compliance function;

¡   overseeing our compliance with legal and regulatory requirements, including monitoring compliance with consumer financial laws and applicable global data privacy and security regulations;

¡   overseeing the quality and effectiveness of our information security framework, including capabilities, policies and controls, and methods for identifying, assessing and mitigating information and cybersecurity risks; and

¡   reviewing with management the adequacy and effectiveness of internal controls associated with our risk assessment and enterprise risk management framework (in coordination with the Audit Committee).

TECHNOLOGY COMMITTEE(1)

2024 Meetings: 4 Committee Members: Charles E. Gottdiener, Chairperson Hamidou Dia (I) Ravi Kumar Singisetti (I)

•   Assist our Board of Directors in discharging its responsibilities related to:

¡   overseeing our product, data, information technology and innovation, functionality and availability strategy and approach and monitoring performance against our functionality and availability strategy and goals;

¡   overseeing the integration and alignment of our technology/product/data-related strategy with our overall business and strategy;

¡   assessing and reviewing major technology/product/data-related projects and investments; and

¡   reviewing our technology/product/data-related systems and processes.

EXECUTIVE COMMITTEE

2024 Meetings: None Committee Members: Pamela A. Joseph, Chairperson (I) Christopher A. Cartwright Russell P. Fradin (I) Thomas L. Monahan, III (I)	• Exercise the powers and authority of the Board during the intervals between meetings of the full Board of Directors.

I = Independent

(1)

Effective January 14, 2025, Mr. Gottdiener was appointed to serve as Chairperson of the Technology Committee and Mr. Kumar was appointed to serve on the Technology Committee. Mr. Bosworth served as Chairperson of the Technology Committee until his resignation from the Board on December 31, 2024.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all directors, officers and employees. You can find our Code of Business Conduct on our Investor Relations website, investors.transunion.com, on the “Corporate Governance—Governance Documents” page, and a copy of the Code of Business Conduct may also be obtained free of charge upon a request directed to TransUnion, 555 West Adams Street, Chicago, Illinois 60661, Attn: Corporate Secretary.

In the event that we amend or waive provisions of the Code of Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller, and other senior financial officers performing similar functions, we intend to disclose the relevant information on our website.

Related Person Transactions

Related Person Transactions Policies and Procedures

Our Board of Directors has adopted a written Related Person Transaction Policy, which provides that any “Related Person Transaction” must be reviewed and approved or ratified in accordance with specified procedures. The term “Related Person Transaction” includes any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate dollar amount involved exceeds $120,000 in any fiscal year, (2) the Company is, or is proposed to be, a participant, and (3) any person who is or was (since the beginning of the last fiscal year) a director, a nominee for director, an executive officer or a beneficial owner of more than five percent of any class of our voting securities, or a member of the immediate family of any such person, had, has or will have a direct or indirect material interest (other than solely as a result of being a director or being less than a five percent beneficial owner of another entity).

Our policy requires each director, nominee and executive officer to notify the Executive Vice President, Chief Legal Officer in writing of any Related Person Transaction in which the director, nominee, executive officer or an immediate family member has or will have an interest and to provide specified details of the transaction. The Executive Vice President, Chief Legal Officer will deliver a copy of the notice to the Audit Committee, which will then review the material facts of each proposed Related Person Transaction and approve, ratify or disapprove the transaction.

The vote of a majority of disinterested members of the Audit Committee is required for the approval or ratification of any Related Person Transaction. The Audit Committee may approve or ratify a Related Person Transaction if the Audit Committee determines, in its business judgment, based on the review of all available information, that the transaction is fair and reasonable to the Company, that there is a business or corporate interest supporting the Related Person Transaction, and that the Related Person Transaction is in the best interests of the Company.

In making this determination, the Audit Committee will consider, among other things:

•	the business or corporate purpose of the transaction;

•	whether the transaction is entered into on an arms-length basis and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction would impair the independence of the director or executive officer;

•	whether the transaction would otherwise present an improper conflict of interest; and

•	whether the transaction would violate any law or regulation applicable to us or any provision of our Code of Business Conduct.

The policy also contains categories of pre-approved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In any case where the Audit Committee determines not to approve or ratify a Related Person Transaction, the matter will be referred to the Executive Vice President, Chief Legal Officer for review and consultation regarding the appropriate disposition of such transaction, arrangement or relationship including, but not limited to, termination of the transaction or rescission or modification of the transaction in a manner that would permit it to be ratified and approved.

Compensation Committee Interlocks and Insider Participation

Messrs. Fradin (Chairperson), Bosworth and Kumar and Ms. Joseph were members of the Compensation Committee during 2024. None of these individuals is or has been an officer or employee of the Company or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on our Compensation Committee. None of our executive officers serves on the board of directors or as a member of the compensation committee of another entity at which a member of our Compensation Committee serves as an executive officer. Additionally, none of our executive officers serves on the compensation committee of another entity at which a member of our Board serves as an executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 10, 2025, by:

•	each person that is the beneficial owner of more than 5% of our outstanding common stock;

•	each member of our Board;

•	each of our “named executive officers” (as defined in the section titled “Compensation Discussion and Analysis” in this proxy statement); and

•	all of the members of our Board and our executive officers as a group.

The information below is based on a total of 195,140,439 shares of our common stock outstanding as of March 10, 2025.

To our knowledge, unless otherwise disclosed in the footnotes to this table, and subject to applicable community property laws, we believe that the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2025 are deemed to be outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o TransUnion, 555 West Adams Street, Chicago, Illinois 60661.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
5% or greater stockholders:
Massachusetts Financial Services Company(1)	19,540,131	10.01%
The Vanguard Group(2)	17,909,990	9.18%
BlackRock, Inc.(3)	10,643,963	5.45%
Directors and Named Executive Officers:
George M. Awad	27,026	*
Suzanne P. Clark	20,091	*
Hamidou Dia	7,565	*
Russell P. Fradin	16,088	*
Charles E. Gottdiener	7,626	*
Pamela A. Joseph	37,246	*
Thomas L. Monahan, III	21,614	*
Ravi Kumar Singisetti	7,565	*
Linda K. Zukauckas	10,324	*
Christopher A. Cartwright(4)	239,345	*
Todd M. Cello	47,543	*
Venkat Achanta	0	*
Steven M. Chaouki	25,893	*
Todd C. Skinner	913	*
All Directors and Executive Officers as a Group:
(Consisting of 18 persons)	481,639	*

* Less than 1%.

(1)

Based solely on information obtained from a Schedule 13G/A filed by Massachusetts Financial Services Company (“MFS”) with the SEC on January 3, 2025, reporting beneficial ownership as of December 31, 2024. MFS has sole voting power over 18,918,876 shares and sole dispositive power over 19,540,131 shares. MFS’ business address is 111 Huntington Avenue, Boston, MA 02199.

(2)

Based solely on information obtained from a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. Vanguard has shared voting power over 127,597 shares, sole dispositive power over 17,477,750 shares and shared dispositive power over 432,240 shares. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on information obtained from a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 4, 2025, reporting beneficial ownership as of December 31, 2024. BlackRock has sole voting power over 9,274,688 shares and sole dispositive power over 10,643,963 shares. BlackRock’s business address is 50 Hudson Yards, New York, NY 10001.

(4)	Represents 233,654 shares of common stock held by Mr. Cartwright and 5,691 shares of common stock held by CarDelCo, LLC.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on our review of the reports filed during 2024 and related written representations, we determined that no director, executive officer or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2024.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the ten people named below for election as directors at our Annual Meeting. Each of the nominees for director has agreed to be named in this proxy statement and to serve as a director if elected.

Nominees:

Dr. George M. Awad

Christopher A. Cartwright

Hamidou Dia

Suzanne P. Clark

Russell P. Fradin

Charles E. Gottdiener

Pamela A. Joseph

Thomas L. Monahan, III

Ravi Kumar Singisetti

Linda K. Zukauckas

If elected, each of the ten director nominees will serve a term of one year on our Board, until our 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Bylaws.

The affirmative vote of a majority of votes (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) cast virtually or represented by proxy and entitled to vote at the Annual Meeting will elect each of the ten nominees for a one-year term. If any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines provide that such person will tender to the Board his or her resignation as a director. The NCG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken, and, taking into account the recommendation of the NCG Committee, the Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. We will publicly disclose any such decision by the Board with regard to any director’s resignation. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” the election of these ten nominees as directors.

In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The relevant experiences, qualifications, attributes and skills of each nominee that led our Board to recommend each of the above persons as a nominee for director are described in the section titled “Background and Experience of Directors.”

The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a director for a one-year term.

Director Compensation

The following table discusses the compensation earned by our non-employee directors in 2024. During 2024, all of our non-employee directors were independent other than Mr. Gottdiener. Mr. Cartwright, our President & CEO, is not included in the table below because he did not receive any additional compensation for his service on the Board. Mr. Cartwright’s 2024 compensation is presented in the “Summary Compensation Table—2024” found on page 63.

The Compensation Committee annually reviews non-employee director compensation with its independent compensation consultant, FW Cook, to confirm that pay is aligned with the market and that of our Custom Comparator Group (as defined below) used for executive compensation benchmarking, but is not excessive.

After its annual compensation review in May 2024, upon the recommendation of FW Cook, the Compensation Committee recommended no changes to the program.

In 2024, our non-employee directors were eligible for the annualized compensation amounts described below. The non-employee directors are paid on a quarterly basis for their service on our Board and Committees(1):

Board of Directors’ Annual Retainer	$95,000
Board Chairperson Fee	$150,000
Audit Committee Chairperson Fee	$30,000
Compensation Committee Chairperson Fee	$25,000
Nominating and Corporate Governance Committee Chairperson Fee	$20,000
Mergers, Acquisitions and Integration Committee Chairperson Fee	$20,000
Risk and Compliance Committee Chairperson Fee	$20,000
Technology Committee Chairperson Fee	$20,000
Committee Member Fees	$10,000

(1)	The Chairperson and members of the Executive Committee do not receive compensation for service on the Executive Committee.

In addition, in 2024, our non-employee directors received restricted stock grants with a grant value of $190,000 under our Second Amended and Restated 2015 Omnibus Incentive Plan (“Second Amended 2015 Plan”), which vest on the one-year anniversary of the grant date. The restricted stock grants provide the directors with the same rights as stockholders generally, including the right to receive dividends paid on our common stock.

The total compensation earned by our non-employee directors in 2024 is shown in the table below.

Non-Employee Director Compensation Table – 2024

Name	Fees Earned in Cash ($)	Stock Awards(1) ($)		All Other Compensation ($)		Total ($)
George M. Awad	145,000	189,937		—		334,937
William P. (Billy) Bosworth	135,000	189,937	(1)	—		324,937
Suzanne P. Clark	135,000	189,937		—		324,937
Hamidou Dia	115,000	189,937		2,136	(2)	307,073
Russell P. Fradin	170,000	189,937		—		359,937
Charles E. Gottdiener	125,000	189,937		—		314,937
Pamela A. Joseph	275,000	189,937		—		464,937
Thomas L. Monahan	145,000	189,937		—		334,937
Ravi Kumar Singisetti	115,000	189,937		—		304,937
Linda K. Zukauckas	105,000	189,937		—		294,937

(1)

The amounts shown in this column represent the full grant date fair value of the restricted stock grant in 2024 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 17 “Stock-Based Compensation,” of the consolidated financial statements contained in our 2024 Annual Report on Form 10-K. Dr. Awad, Messrs. Bosworth, Dia, Fradin, Gottdiener, Monahan and Singisetti, and Mses. Clark, Joseph and Zukauckas each received a grant of 2,543 shares of restricted stock under our Second Amended 2015 Plan on May 2, 2024. Upon his resignation from the Board on December 31, 2024, Mr. Bosworth forfeited 2,543 unvested shares of restricted stock. These are the only outstanding restricted stock grants for each director as of December 31, 2024.

(2)	The amount shown for Mr. Dia reflects amounts reimbursed to Mr. Dia for a new director training program in which he participated in 2024.

Stock Ownership Requirements

We maintain a formal stock ownership policy requiring all non-employee directors to hold TransUnion common stock, which includes unvested restricted stock, in an amount equal to five times the Board of Directors’ annual retainer. To attain the desired multiple, each director must retain 75% of the after-tax value of his or her shares received pursuant to any equity grant after January 1, 2016, until such multiple is achieved. All applicable directors have met their stock ownership requirements as of December 31, 2024, except for Messrs. Dia, Gottdiener and Kumar, who were appointed to the Board in 2022.

Business Expenses

The non-employee directors are reimbursed for their business expenses related to their attendance at our meetings, including room, meals and transportation to and from Board and committee meetings. On rare occasions, a director’s spouse may accompany a director when traveling on TransUnion business.

Director and Officer Liability (“D&O”) Insurance

D&O insurance insures our individual directors and officers against certain losses that they are legally required to bear as a result of their actions while performing duties on our behalf. Our D&O insurance policy does not break out the premium for directors versus officers and, therefore, a dollar amount cannot be assigned to the coverage provided for individual directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2025. We are not required under SEC regulations to submit this proposal. However, the Board believes it is appropriate and a good corporate governance practice to do so.

Ratification of Appointment of PricewaterhouseCoopers LLP

The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” ratification.

If the appointment is not ratified by the stockholders, the Audit Committee will consider the appointment of a different independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to be present at the virtual Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

Audit and Related Fees

The following table sets forth fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and fees billed for other services for the years ended December 31, 2024 and 2023:

Category (in millions)	2024	2023
Audit fees(1)	$6.5	$6.4
Audit-related fees(2)	3.0	2.6
Tax fees(3)	0.1	0.3
All other fees(4)	—	—

Total	$9.6	$9.3

(1)

Consists of fees for professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting and the review of our interim consolidated financial statements included in our quarterly reports filed with the SEC, and services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, accounting consultations on matters addressed during the audit or interim reviews, and SEC filings, including comfort letters, consents and comment letters.

(2)

Consists of fees and expenses for services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include due diligence related to business acquisitions and disposals, carve-out audits and attestation services.

(3)	Consists of professional fees and expenses related to tax planning, tax advice and tax compliance services, of which there were none in 2024 and $0.2 million for tax compliance services in 2023.
(4)	Consists of fees for products and services provided by our independent registered public accounting firms that are not included in the first three categories above, which round to zero in both years.

Our Audit Committee has established guidelines to approve services and fees for any non-audit services to be provided by our independent registered public accounting firm, all in accordance with applicable laws, regulations and rules. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals will be presented to the full Audit Committee at its next scheduled meeting.

Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided constitutes not more than five percent of the total amount of revenue paid by TransUnion to our independent auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by TransUnion at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

Audit Committee Report

The Audit Committee of our Board of Directors currently consists of the directors whose names appear below. Each member of the Audit Committee is “independent” and meets the financial literacy requirements of NYSE’s listing standards. The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of TransUnion’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of TransUnion’s independent registered public accounting firm;

•	the performance of TransUnion’s internal audit function and independent registered public accounting firm; and

•	TransUnion’s compliance with legal and regulatory requirements.

The Audit Committee is responsible for appointing, retaining and terminating our independent registered public accounting firm and also performs the specific functions set forth in its charter, which is available on our website.

The Audit Committee has reviewed and discussed with TransUnion’s management and PricewaterhouseCoopers LLP, TransUnion’s independent registered public accounting firm, the audited financial statements of TransUnion included in its Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee has discussed with TransUnion’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP such independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in TransUnion’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Thomas L. Monahan, III, Chairperson

George M. Awad, Committee Member

Suzanne P. Clark, Committee Member

Hamidou Dia, Committee Member

Linda K. Zukauckas, Committee Member

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in the section titled “Compensation Discussion and Analysis,” which begins on page 42 of this proxy statement, the Board believes that our long-term success depends largely on the talents of our employees. Our compensation program plays a significant role in our ability to attract, retain and motivate the highest quality employees. The Board believes that our current compensation program directly links executive compensation to performance and the achievement of strategic goals, and aligns the interests of our executive officers with those of our stockholders.

This proposal provides stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation program. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote. The “Say-on-Pay” vote is being provided pursuant to SEC regulations. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

The Board encourages you to review carefully the sections titled “Compensation Discussion and Analysis” beginning on page 42 and “Executive Compensation” beginning on page 63, and to cast a non-binding advisory vote to approve our executive compensation programs through the following resolution:

“RESOLVED, that the compensation paid to TransUnion’s named executive officers, as disclosed in the 2025 proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In 2022, based on the results of the advisory stockholder vote held at the 2022 annual meeting of stockholders regarding the frequency of future “Say-on-Pay” votes, the Board determined “1 YEAR” as the frequency of our future Say-on-Pay votes. Unless the Board modifies its determination on the frequency of future “Say-on-Pay” advisory votes, the next Say-on-Pay vote will be held at the annual meeting of stockholders in 2026.

The compensation of our named executive officers as disclosed in this proxy statement will be approved, on a non-binding advisory basis, if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” the approval of the compensation of our named executive officers.

The Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The information contained in this Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation paid or awarded to our principal executive officer, principal financial officer, and our three other most highly compensated executive officers (collectively, our “named executive officers” or “NEOs”) for the fiscal year ended December 31, 2024.

For 2024, our NEOs were:

•	Mr. Christopher A. Cartwright—President & Chief Executive Officer;

•	Mr. Todd M. Cello—Executive Vice President (“EVP”), Chief Financial Officer;

•	Mr. Venkat Achanta—EVP, Chief Technology, Data & Analytics Officer;

•	Mr. Steven M. Chaouki—President, U.S. Markets; and

•	Mr. Todd C. Skinner—President, International.

In the Executive Summary section of this CD&A, we highlight our:

•	2024 Business Results;

•	2024 Annual Incentive Plan Performance;

•	2022 PSU Performance; and

•	2024 Executive Compensation Program Actions, Results and Changes.

In the remainder of this CD&A, we describe:

•

How our executive compensation philosophy and governance practices align with stockholders’ interests and reflect best practices, particularly by discouraging and mitigating against excessive risk taking (see page 45);

•	The role of the Compensation Committee, management and compensation consultant in compensation decisions (see page 47);

•	An overview of our NEOs’ 2024 target compensation mix (see page 47);

•	Key executive compensation components (see page 49);

•	Our market analysis and benchmarking (see page 50); and

•	Our 2024 executive compensation program (see page 51).

Executive Summary

2024 Business Results

A summary of our consolidated results as reported in our 2024 Annual Report on Form 10-K, filed with the SEC on February 13, 2025, is as follows:

•   Revenue of $4,184 million, an increase of 9% (9% on a constant currency basis)

•   Consolidated Adjusted EBITDA of $1,506 million, an increase of 12% (12% on a constant currency basis)

•   Adjusted Diluted Earnings Per Share of $3.91, an increase of 16%

•   Consolidated Adjusted EBITDA margin was 36.0%, compared with 35.1% in 2023

Constant currency growth rates assume that foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition to GAAP measures, we use the non-GAAP measures of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin and Adjusted Diluted Earnings per Share as supplemental measures of our operating performance. For a more detailed explanation of why we present these measures, and how we calculate these non-GAAP measures and the reconciliation of these non-GAAP measures to their nearest GAAP measures, see our 2024 Annual Report on Form 10-K, under the heading “Non-GAAP Measures—Years Ended December 31, 2024, 2023 and 2022.”

2024 Annual Incentive Plan Performance

The following highlights the consolidated financial performance results used for our 2024 annual incentive plan. Our Defined Consolidated Adjusted EBITDA was $1,513.5 million, resulting in a payout of 169.8% of target; our Defined Consolidated Revenue was $4,197.1 million, resulting in a payout of 200% of target; and our Defined Adjusted Diluted Earnings per Share was $3.93, resulting in a payout of 137.0% of target. For Messrs. Cartwright, Cello and Achanta, Defined Consolidated Adjusted EBITDA has a 35% weighting and Defined Consolidated Revenue has a 35% weighting. For Mr. Chaouki, Defined Consolidated Adjusted EBITDA has a 20% weighting, Defined U.S. Markets Adjusted EBITDA has a 15% weighting and Defined U.S. Markets Revenue has a 35% weighting. For Mr. Skinner, Defined Consolidated Adjusted EBITDA has a 20% weighting, Defined International Adjusted EBITDA has a 15% weighting and Defined International Revenue has a 35% weighting. For all NEOs, Defined Adjusted Diluted Earnings per Share has a 20% weighting. The remaining 10% is for each NEO’s Strategic Individual Objectives. Our 2024 annual incentive plan, including the business unit level financial objectives, individual objectives, applicable weightings and achievement is discussed in greater detail beginning on page 52 in the section titled “2024 Executive Compensation Program—Annual Incentive Plan.”

2024 Annual Incentive Plan
Award Payout as Percent of Target
Corporate Financial Performance
Maximum-
200%
Target- 100%
Threshold-
25%
169.8%
200.0%
137.0%
$1,513.50 Actual
vs.
$1,472.40 Target
$4,197.10 Actual
vs.
$4,063.10 Target
$3.93 Actual
vs.
$3.87 Target
Defined Consolidated
Adjusted EBITDA*
Defined Consolidated
Revenue*
Defined Adjusted
Diluted EPS

* *Amounts reflect millions.*

2022 PSU Performance

The following summarizes the performance results for our PSUs granted in February 2022 with a performance period of January 1, 2022 to December 31, 2024 (the “2022 PSUs”). The performance metrics used for these share-based grants consist of Cumulative Adjusted EBITDA, Cumulative Revenue and Relative Total Stockholder Return (“Relative TSR”) performance over the performance period. These metrics are defined in the grant agreements and are similar, but not identical, to the performance metrics used for our 2024 annual incentive plan as discussed above. In the context of our PSUs, both Cumulative Adjusted EBITDA and Cumulative Revenue include adjustments to remove the impact of currency fluctuation and inorganic growth. For purposes of this section, references to Cumulative Adjusted EBITDA, Cumulative Revenue and Relative TSR will have the meanings ascribed to them in the grant agreements. Overall, our Cumulative Adjusted EBITDA over the performance period was $3,706.3 million, resulting in no vesting under this metric. Our Cumulative Revenue over the performance period was $9,569.1 million resulting in no vesting under this metric. Our Relative TSR performance over the performance period was at the 30th percentile resulting in vesting at 61% of target. For our 2022 PSUs, Cumulative Adjusted EBITDA has a 30% weighting, Cumulative Revenue has a 20% weighting, and Relative TSR has a 50% weighting, resulting in an overall weighted payout at 30% of target.

Our PSU performance is discussed in greater detail beginning on page 57 in the section titled “2024 Executive Compensation Program—Long-Term Incentive Plan—2022 PSU Performance.”

2022 PSUs*
Award Payout as Percent of Target
Maximum- 200%
Target- 100%
Threshold- 50%
30th Actual vs. 50th Target
$3,706.3 Actual vs. $4,183.1 Target
$9,569.1 Actual vs. $10,174.0 Target
61%
30%
0%
0%
Cumulative Adjusted EBITDA (30%)
Cumulative Revenue (20%)
Relative TSR (50%)
Overall Weighted Payout

* *Amounts reflect millions.*

2024 Executive Compensation Program Actions, Results and Changes

We took the following actions with respect to our NEOs and executive compensation program in 2024:

•   Mr. Skinner received a base salary increase to better align his pay with peers and to market benchmarks (see page 51).

•   Actual 2024 annual incentive payouts for the NEOs ranged from 165.9% to 171.4% of target based on corporate, business unit and individual performance (see page 54).

•   Our NEOs, including our CEO, each received annual long-term incentive (“LTI”) awards in the form of time-vesting restricted stock units (“RSUs”) and performance-vesting PSUs (see page 55).

•   Mr. Achanta received a one-time equity grant in the form of RSUs and Mr. Skinner received a one-time equity grant in the form of RSUs and PSUs, in each case, for retention and continued leadership (see page 58).

Executive Compensation Philosophy and Governance Practices Align with Stockholders’ Interests and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking

What We Do	What We Don’t Do

  Emphasize Company performance. 92% of our CEO’s 2024 target compensation and 84% of our other NEOs’ 2024 target compensation is “at-risk” based on Company and share price performance.

  Align with stockholders. 79% of our CEO’s 2024 target compensation and 67% of our other NEOs’ 2024 target compensation consists of LTIs aligned with our stockholders’ interests.

  Incentivize both short- and long-term performance. Our LTIs have a three-year vesting or performance period complementing the one-year performance period for our annual incentive.

  Require significant stock ownership for our executives. Our executives are subject to minimum stock ownership requirements.

  Compensation Committee advised by an independent compensation consultant. The independent consultant does not provide services to the Company other than advising the Compensation Committee.

  Anti-hedging and pledging stock policies for our officers, directors and employees. Our Insider Trading Policy prohibits, among other things, pledging our stock as collateral for a loan or engaging in hedging transactions.

  We maintain a Clawback Policy applicable to our executive officers, which complies with SEC rules and NYSE listing standards.

  Pay severance or vest PSUs and RSUs upon a “double trigger” in the event of a change in control. Our “double trigger” requires both a change in control and termination of employment either involuntarily without cause or voluntarily for good reason.

  Provide NEOs with tax gross-ups in the event of a change in control. Taxes are our NEOs’ responsibility.

  No re-pricing of underwater stock options. We do not re-price outstanding stock options, whether vested or unvested.

  Pay dividend equivalents on unvested RSUs and PSUs. Dividend equivalents on RSUs and PSUs are paid only upon vesting. Dividend equivalents paid on PSUs are based on the number of shares earned as a result of actual Company performance.

  Provide enhanced benefit plans for our NEOs. Our NEOs generally participate in the same retirement, health and welfare plans broadly available to all U.S. salaried employees. Additionally, there are no lifetime benefits for former or retired executives.

  Offer excessive perquisites. We only offer a limited number of perquisites to NEOs to support personal financial planning, well-being and tickets for sporting, entertainment or other events.

Executive Compensation Philosophy & Practices

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy, which are used to guide the Compensation Committee in making compensation decisions. These objectives are evaluated to confirm the appropriateness of each objective in light of the overall corporate strategy and market practices.

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;

•

Align the focus of our executives with the interests of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance and, thereby, enhance stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results; and

•	Discourage excessive risk-taking.

In support of this philosophy, the Compensation Committee:

•	Reviews and approves corporate goals and objectives for our CEO;

•

Evaluates the performance of our CEO in light of such goals and objectives and approves the annual base salary, annual incentive, LTIs and other benefits provided to the CEO and other executive officers;

•	Reviews and recommends to the full Board, or approves, new executive compensation programs, including LTI compensation programs;

•	Periodically reviews the operation of our executive compensation programs as well as the administration of such programs to determine whether they are achieving their intended purpose(s);

•	Requires our executives to establish and maintain significant stock ownership in the Company;

•

Engages an independent compensation consultant to solely advise the Compensation Committee as to the competitiveness of our program and incentives being provided to our CEO and the other executives; and

•	Places a significant portion of each executive’s compensation at risk, contingent upon meeting measurable and meaningful performance goals.

Most Recent Say-on-Pay Voting Results

At our 2022 Annual Meeting of Stockholders, the stockholders approved, on a non-binding advisory basis, holding a non-binding advisory vote to approve the executive compensation of the NEOs on an annual basis (the “Say-on-Pay vote”). Our most recent Say-on-Pay vote was held at our 2024 Annual Meeting of Stockholders, which received 95.78% stockholder support. We believe this strong Say-on-Pay vote outcome shows support for the program and no changes have been made to the current program design as a result of the most recent Say-on-Pay vote. As discussed in this proxy statement, we will be conducting a non-binding Say-on-Pay vote at our 2025 Annual Meeting.

Role of Compensation Committee, Management and Compensation Consultant in Compensation Decisions

Pursuant to its charter, the Compensation Committee is responsible for overseeing our executive compensation program, developing and reviewing our executive compensation philosophy, and recommending to the full Board, or approving, decisions regarding executive compensation.

The Compensation Committee is ultimately responsible for making the compensation decisions with respect to our CEO and other NEOs and creating appropriate programs for the CEO and the other NEOs. The Compensation Committee seeks and considers input from senior management and an independent compensation consultant in connection with its duties. In 2024, the Compensation Committee engaged FW Cook as a consultant on executive compensation matters.

FW Cook’s engagement includes reviewing and advising on executive compensation matters principally related to the CEO, the executive officers, our senior executives and outside directors. For 2024, FW Cook assisted the Compensation Committee by (a) recommending a comparator group for benchmarking purposes and (b) providing comparator group data on compensation levels and design, including an analysis of target total compensation (base salary, annual incentives and LTIs). FW Cook also assisted the Compensation Committee in reviewing broader market practices, executive compensation trends and regulatory developments and management compensation proposals.

FW Cook performs services solely on behalf of the Compensation Committee and does not provide any other services to us. The Compensation Committee assessed the independence of FW Cook and concluded no conflicts of interest exist that would prevent FW Cook from independently representing the Compensation Committee.

Executive management regularly participates in the compensation decision-making process in the following specific respects:

•

The CEO reports to the Compensation Committee his performance evaluation of our senior executives, including the NEOs (other than himself). Together with the EVP, Chief Human Resources Officer, the CEO recommends compensation decisions for these individuals, including base salary levels, the mix of incentive awards and performance objectives; and

•	The CEO develops recommended performance objectives and targets for our incentive compensation programs.

Overview of 2024 Target Compensation Mix

The Compensation Committee annually reviews the CEO’s and other NEOs’ compensation. Through this process, the Compensation Committee evaluates all elements of target total compensation against a pre-determined group of companies (as described below in the section titled “Market Analysis and Benchmarking”). As noted in the following section, there is a significant emphasis on performance-based components of compensation. For additional detail on each compensation component, please see the sections below titled “2024 Executive Compensation Program—Base Salary,” “2024 Executive Compensation Program—Annual Incentive Plan” and “2024 Executive Compensation Program—Long-Term Incentive Plan.”

Target Compensation Mix

There is a significant emphasis on the elements that comprise performance-based pay (annual and long-term incentive awards). As illustrated in the following charts, a significant percentage of our CEO’s and all other NEOs’ 2024 target total compensation (i.e., target annual incentive, RSUs and PSUs) is linked to Company performance and aligned with the interests of our stockholders and considered “at-risk”: 92% for the CEO and 84% for our other NEOs.

CEO 2024 TARGET PAY MIX(1)	ALL OTHER NEOS’ 2024 TARGET PAY MIX(1)

(1)

Percentages calculated using 2024 annual base salary, target annual incentive and target annual LTI grant value for RSUs and PSUs. Amounts shown have been rounded to the nearest whole percentage. The one-time equity grant to Mr. Achanta and Mr. Skinner are not included in the above charts.

Key Executive Compensation Components

The key components of our executive compensation program for NEOs are base salary, annual incentive, employee benefits (health, welfare, retirement and perquisites) and LTI awards, which consist of time-vested RSUs and PSUs, which are subject to a three-year performance period.

These elements are illustrated in detail below:

Component		Description	Purpose
Fixed	Base Salary	• Ongoing cash compensation based on the NEO’s role, responsibilities, market data and individual performance	• Designed to attract and retain experienced executives • Recognizes individual experiences, skills and sustained performance
	Benefits (health, welfare and retirement)	• Medical, dental, qualified and nonqualified retirement plan	• Same benefits generally available to U.S. employees
	Perquisites	• Reimbursement for financial and tax planning services and annual physical program	• Supports personal financial planning needs • Ensures personal well-being

At-Risk	Annual Incentive	• Actual pay varies between 0% and 200% of target • Uses predominantly financial objectives, including financial goals linked to a business unit where relevant, as well as individual objectives	• Incentivizes and drives the accomplishment of short-term financial and individual strategic goals
	Restricted Stock Units	• Represents 50% of target annual LTI grant value • Vest ratably over a 42-month period from the grant date provided NEO remains continuously employed	• Aligns NEOs to long-term financial and share price performance • Designed to retain executives • Aligns NEOs with interest of stockholders
Performance Share Units

• Represents 50% of target annual LTI grant value

• Actual awarded shares vary between 0% and 200% of target

• Performance components include 3-year Cumulative Adjusted Earnings per Share, Cumulative Revenue and Relative TSR

• Vest 100% following 3-year performance period based on actual Company performance

• Aligns NEOs to long-term financial and share price performance

• Aligns pay and performance by linking number of shares to financial and market performance

• Aligns NEOs with interest of stockholders

Market Analysis and Benchmarking

As described below, we use various tools and methods, including benchmarking, to evaluate whether each NEO’s level of pay is appropriate. For 2024, the benchmarking process for all of our NEOs is described below.

Benchmarking

The Compensation Committee benchmarks against the median for each pay component (i.e., base salary, target annual incentive and target LTI grants) and total compensation to guide our compensation objectives. We utilize the median as a point of reference and not necessarily the definitive compensation level. Consequently, our NEOs’ compensation may be positioned at a level less than or greater than the median based on time in position, experience and competitive pay objectives, as well as other factors.

Comparator Group

The Compensation Committee, with input from FW Cook and management, annually approves a company comparator group (the “Custom Comparator Group”) to be used in reviewing and benchmarking various pay components in addition to the use of general industry data.

Selection of the Custom Comparator Group begins with an initial list of potential organizations and is then filtered using various selection criteria to determine our final list of comparator companies. The following outlines the process the Compensation Committee used in selecting the Custom Comparator Group for benchmarking executive compensation in 2024.

Based on the above methodology, the evaluation resulted in the following year-over-year changes to our Custom Comparator Group:

•	Additions: Broadridge Financial Solutions, Inc., Clarivate Plc, Intercontinental Exchange, Inc., and Nasdaq, Inc.

•	Removals: Nielsen Holdings plc and Paychex, Inc.

2024 Executive Compensation Program

Base Salary

Each NEO receives an annual base salary as compensation for services rendered in the NEO’s position during the year. The Compensation Committee annually evaluates the performance of the CEO and determines his base salary in light of his goals and objectives, individual performance and competitive market data. The Compensation Committee also, at least annually, reviews each other NEO’s base salary based on a recommendation from the CEO, with input from our EVP, Chief Human Resources Officer, and adjusts the NEO’s base salary when appropriate. In general, the CEO recommends a base salary increase for the other NEOs when supported by additional responsibilities, strong individual performance or changes in competitive market data.

In February 2024, as part of the annual compensation review process, Mr. Skinner received a base salary increase to reflect strong performance and to better align his pay with executives holding comparable positions with the Custom Comparator Group. We did not increase the base salaries for any of our other NEOs in 2024.

The following table sets forth the NEO’s 2024 annualized base salary compared to each individual’s 2023 annualized base salary.

Named Executive Officer	2024 Annualized Base Salary	2023 Annualized Base Salary
Christopher A. Cartwright	$1,058,250	$1,058,250
Todd M. Cello	$663,000	$663,000
Venkat Achanta	$700,000	$700,000
Steven M. Chaouki	$714,000	$714,000
Todd C. Skinner(1)	$529,755	$527,448

(1)	Payments were made in Canadian dollars for all years presented. Amounts are reflected in U.S. dollars based on the exchange rates in effect as of December 31, 2024 and December 31, 2023, respectively.

Incentive Compensation

Outside of base salary, benefits and perquisites (described below), all other compensation received by each NEO is considered “at-risk,” including compensation received under our annual incentive plan and LTI plan.

Target Setting

The Compensation Committee set the performance targets for our 2024 annual incentive plan and LTI plan in early 2024. The Compensation Committee believes that the performance targets it established were appropriately challenging, while providing meaningful motivational value to our NEOs. The performance targets required the Company to generate significant performance while effectively managing various macroeconomic factors during 2024.

The Compensation Committee considered the following factors when establishing the performance targets, including the related threshold and maximum target levels:

•	corporate strategy;

•	annual and long-term operating plans;

•	performance history;

•	macroeconomic environment;

•	input from FW Cook and management; and

•	difficulty of the performance targets in light of the above factors.

Annual Incentive Plan

The annual incentive plan is designed to motivate and reward our NEOs based on financial and individual performance. Financial targets are approved by the Compensation Committee at the beginning of the performance period with individual and other qualitative goals designed to successfully drive our operations and business results and to achieve our overall corporate strategy. Each NEO’s annual incentive is determined by multiplying the applicable NEO’s target annual incentive percentage by the NEO’s eligible base salary and then multiplying this result by the percentage achievement with respect to the applicable financial and individual goals, provided the threshold level of performance is achieved.

Target Levels

Each NEO has a target annual incentive expressed as a percentage of his eligible base salary. The target is determined by the Compensation Committee after consideration of several factors, including the NEO’s duties and responsibilities and competitive market data. Our NEOs did not receive an increase in their respective target annual incentives in 2024.

Named Executive Officer	2024 Target Annual Incentive as a Percentage of Base Salary	2024 Target Annual Incentive
Christopher A. Cartwright	150%	$1,587,375
Todd M. Cello	110%	$729,300
Venkat Achanta	100%	$700,000
Steven M. Chaouki	100%	$714,000
Todd C. Skinner	100%	$529,755	(1)

(1)	Amount is reflected in U.S. dollars based on the exchange rates in effect as of December 31, 2024.

Financial and Individual Objectives, Targets, and Potential Payouts

The following table defines the various financial and individual objectives applicable for the 2024 annual incentive plan. The actual payout ranges between 0% and 200% of target for each objective depending on actual performance. The objectives of Defined Consolidated Adjusted EBITDA, Defined Consolidated Revenue and Defined Adjusted Diluted Earnings per Share (each defined below) are to incentivize our NEOs to drive the achievement of overall Company financial performance. Similarly, at the business unit level, Defined U.S. Markets Adjusted EBITDA, Defined U.S. Markets Revenue, Defined International Adjusted EBITDA, and Defined International Revenue (each defined below) are designed to incentivize specific business unit financial performance. The Strategic Individual Objectives (as defined below) are quantitative and qualitative measures aligned to specific strategic objectives and are set individually for each NEO in a manner that would significantly advance their strategic objectives, if delivered. Additionally, these goals are designed to provide NEOs with the opportunity to achieve above target payouts only upon robust performance. In 2024, the Strategic Individual Objectives were subject to a modifier based on the Company’s Operational Standards and Risk Management Objectives (as defined below).

Objective	Definition
Defined Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA as reported in our 2024 Annual Report on Form 10-K further adjusted to eliminate the impact of foreign currency fluctuations as approved by management and the Compensation Committee for annual incentive plan purposes.

Defined Consolidated Revenue	Revenue as reported in our 2024 Annual Report on Form 10-K further adjusted to eliminate the impact of foreign currency fluctuations.
Defined Adjusted Diluted Earnings per Share

Adjusted Diluted Earnings per Share as reported in our 2024 Annual Report on Form 10-K further adjusted to eliminate the per share impact of foreign currency fluctuations as approved by management and the Compensation Committee for annual incentive plan purposes.

Defined U.S. Markets Adjusted EBITDA

U.S. Markets Adjusted EBITDA as reported in our 2024 Annual Report on Form 10-K further adjusted to eliminate the impact of foreign currency fluctuations as approved by management and the Compensation Committee for annual incentive plan purposes.

Defined U.S. Markets Revenue	U.S. Markets gross revenue as reported in our 2024 Annual Report on Form 10-K adjusted to eliminate the impact of foreign currency fluctuations.
Strategic Individual Objectives	Specific individual quantitative and qualitative goals aligned with our strategic objectives.
Defined International Adjusted EBITDA

International Adjusted EBITDA as reported in our 2024 Annual Report on Form 10-K further adjusted to eliminate the impact of foreign currency fluctuations as approved by management and the Compensation Committee for annual incentive plan purposes.

Defined International Revenue	International gross revenue as reported in our 2024 Annual Report on Form 10-K adjusted to eliminate the impact of foreign currency fluctuations.
Operational Standards and Risk Management Objectives	Year-over-year continuous improvement of key metrics related to operational processes, IT service availability and consumer contact resolution.

The following table provides threshold, target and maximum targets for the financial objectives described above. It also provides actual 2024 results and the achievement as a percentage of target. For each financial objective the NEO receives a 50% payout at threshold performance, a 100% payout at target performance and a 200% payout at maximum performance. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that financial objective.

In March 2024, TransUnion reorganized its operations to merge its Consumer Interactive operating segment within its U.S. Markets operating segment. In addition, TransUnion changed the responsibility for certain international operations previously managed within the U.S. Markets segment to certain regions within the International segment. This change resulted in a change to financial targets for incentive plan purposes for Mr. Chaouki and Mr. Skinner.

Financial Objective	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Result	Achievement (%)

Defined Consolidated Adjusted EBITDA*	$1,354.6	$1,472.4	$1,531.3	$1,513.5	169.8

Defined Consolidated Revenue*	$3,860.0	$4,063.1	$4,185.0	$4,197.1	200.0

Defined Adjusted Diluted Earnings per Share	$3.56	$3.87	$4.03	$3.93	137.0

Defined U.S. Markets Adjusted EBITDA*	$1,125.8	$1,223.7	$1,272.6	$1,254.8	163.5

Defined U.S. Markets Revenue*	$3,007.1	$3,165.4	$3,260.4	$3,265.3	200.0

Defined International Adjusted EBITDA*	$383.7	$417.1	$433.8	$440.1	200.0

Defined International Revenue	$901.9	$949.3	$977.8	$979.4	200.0

*	Amounts reflect millions.

2024 Annual Incentive Payouts

The following table summarizes each NEO’s 2024 annual incentive plan objectives described above, including the applicable weighting, achievement as a percentage of target and payout. The weightings for each NEO are determined based on the NEO’s role, duties and responsibilities and are designed to strengthen the link between pay and performance. Payments based on the 2024 annual incentive plan ranged from 165.9% of target to 171.4% of target.

Named Executive Officer	Objective	Weighting	Achievement	Payout

Christopher A. Cartwright, President & Chief Executive Officer	Defined Consolidated Adjusted EBITDA	35%	169.8%	$943,600
	Defined Consolidated Revenue	35%	200.0%	$1,111,163
	Defined Adjusted Diluted Earnings per Share	20%	137.0%	$435,060
	Strategic Individual Objectives	10%	100.0%	$158,738
		Total	166.9%	$2,648,560
Todd M. Cello, EVP, Chief Financial Officer	Defined Consolidated Adjusted EBITDA	35%	169.8%	$433,525
	Defined Consolidated Revenue	35%	200.0%	$510,510
	Defined Adjusted Diluted Earnings per Share	20%	137.0%	$199,883
	Strategic Individual Objectives	10%	100.0%	$72,930
		Total	166.9%	$1,216,849
Venkat Achanta, EVP, Chief Technology, Data & Analytics Officer	Defined Consolidated Adjusted EBITDA	35%	169.8%	$416,108
	Defined Consolidated Revenue	35%	200.0%	$490,000
	Defined Adjusted Diluted Earnings per Share	20%	137.0%	$191,853
	Strategic Individual Objectives	10%	100.0%	$70,000
		Total	166.9%	$1,167,961
Steven M. Chaouki, President, U.S. Markets	Defined Consolidated Adjusted EBITDA	20%	169.8%	$242,532
	Defined Adjusted Diluted Earnings per Share	20%	137.0%	$195,690
	Defined U.S. Markets Adjusted EBITDA	15%	163.5%	$175,157
	Defined U.S. Markets Revenue	35%	200.0%	$499,800
	Strategic Individual Objectives	10%	100.0%	$71,400

		Total	165.9%	$1,184,579
Todd C. Skinner,(1) President, International	Defined Consolidated Adjusted EBITDA	20%	169.8%	$179,947
	Defined Adjusted Diluted Earnings per Share	20%	137.0%	$145,193
	Defined International Adjusted EBITDA	15%	200.0%	$158,927
	Defined International Revenue	35%	200.0%	$370,829
	Strategic Individual Objectives	10%	100.0%	$52,976

		Total	171.4%	$907,871

(1)	Amounts are reflected in U.S. dollars based on the exchange rates in effect as of December 31, 2024.

For the Strategic Individual Objectives, the Board (for the CEO) and the CEO (for the remaining NEOs) evaluated each of the NEOs in conjunction with such NEO’s self-evaluation, with the Compensation Committee approving the final performance. In 2024, all of our NEOs, including our CEO, earned a 100% payout on their Strategic Individual Objectives. Mr. Cartwright delivered on the Company’s transformation and modernization strategy while exceeding revenue growth expectations every quarter. Mr. Cello delivered on the expansion of finance capabilities into the global capability centers while also driving achievement of the cost savings targets related to the transformation. Mr. Achanta has built and delivered OneTru and OneDev in accordance with the road map for U.S. and India technology modernizations, enhancing our pace of innovation. Mr. Chaouki successfully negotiated a collaboration with Credit Sesame for our new direct-to-consumer freemium experience that was announced in February 2025. He also strengthened growth in our Insurance vertical and drove significant expansion of our cyber incident response business. In addition to executing a successful growth playbook to offset slowing credit volumes in India, Mr. Skinner also negotiated the agreement to acquire majority ownership of Trans Union de Mexico, which was announced in January 2025. The Compensation Committee also considered progress against various applicable human capital goals as part of its holistic evaluation of each NEO. The Company also achieved our Operational Standards and Risk Management Objectives; therefore, no modification was made to each NEO’s final Strategic Individual Objectives.

2025 Annual Incentive Plan

In 2025, the weightings of the metrics in the annual incentive plan for our NEOs, other than Mr. Chaouki and Mr. Skinner, will be as follows: Consolidated Adjusted EBITDA – 35%, Consolidated Revenue – 35%, Adjusted Diluted Earnings per Share – 20%, and Strategic Individual Objectives – 10%. The weightings of the metrics in the 2025 annual incentive plan for Mr. Chaouki will be as follows: Consolidated Adjusted EBITDA – 20%, Adjusted Diluted EPS – 20%, Defined U.S. Markets Adjusted EBITDA – 15%, Defined U.S. Markets Adjusted Revenue – 35%, and Strategic Individual Objectives – 10%. The weightings of the metrics in the 2025 annual incentive plan for Mr. Skinner will be as follows: Consolidated Adjusted EBITDA – 20%, Adjusted Diluted EPS – 20%, Defined International Adjusted EBITDA – 15%, Defined International Adjusted Revenue – 35%, and Strategic Individual Objectives – 10%. The Operational Standards and Risk Management Objectives will continue to measure multiple metrics across our organization that are critical to effectively managing our business. This modifier will apply to each NEO’s Strategic Individual Objectives.

Long-Term Incentive Plan

2024 Annual LTI Grants

Our NEOs receive annual LTI grants, which are linked directly to the creation of stockholder value over a multi-year term. In 2024, 79% of the target total compensation opportunity provided to our CEO and 67% of the target total compensation opportunity provided to all other NEOs was equity-based and directly correlated to the Compensation Committee’s view that there should be a strong connection between an NEO’s rewards and stockholder value creation.

As noted previously, 50% of the 2024 target LTI grant value was delivered in the form of time-vested RSUs that vest ratably over a 42-month period where 33% vests on each of August 28, 2025 and August 28, 2026, and 34% vests on August 28, 2027. The remaining 50% of the 2024 target LTI grant value was delivered in the form of PSUs that vest following a three-year performance period starting January 1, 2024 and ending December 31, 2026. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash or, in the sole discretion of our Compensation Committee, in shares of our common stock, based on the number of shares that vest. Similarly, for PSUs, dividend equivalents accrue during the performance period and are paid out in cash or, in the sole discretion of our Compensation Committee, in shares of our common stock, based on the number of shares that vest as a result of actual Company performance.

The PSU grants made in 2024 have the following three performance components and weightings with the actual payout ranging between 0% and 200% of target for each performance component depending on actual Company performance:

Performance Component	Weighting
Cumulative Adjusted Diluted Earnings per Share(1)	30%

Cumulative Revenue(1)	20%

Relative TSR against the companies in the Commercial and Professional Services industry classification within the Russell 3000 Index (the “Relative TSR Peer Group”)	50%

(1)

Cumulative Adjusted Diluted Earnings per Share is calculated using the definition of Adjusted Diluted Earnings per Share disclosed in our 2024 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis. Cumulative Revenue is calculated based on revenue reported in our 2024 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis.

Additionally, if our actual Total Stockholder Return (“TSR”) during the performance period is negative, then the maximum payout for the Relative TSR performance component is 100%, regardless of actual performance against the Relative TSR Peer Group.

The Compensation Committee sets our financial performance targets for the Cumulative Adjusted Diluted Earnings per Share and Cumulative Revenue components taking into consideration our long-term strategic plan. We do not publicly disclose specific financial performance targets on a prospective basis. Prospectively disclosing these specific targets would provide competitors and others with insights into our confidential planning process and strategies and potentially harm us competitively. We design our financial performance targets to be challenging. There is a risk we will not achieve threshold or target performance resulting in either no shares or shares awarded below target.

The performance components in our PSUs granted in 2024 are Cumulative Adjusted Diluted Earnings per Share and Cumulative Revenue, which differ from the Defined Adjusted Diluted Earnings per Share and Defined Consolidated Revenue financial components in our 2024 annual incentive plan. Each are independent financial components intended to drive different behavior. The performance targets for the annual incentive financial components are based on our annual internal operating targets and designed to incentivize our annual performance, while the performance targets for the PSU components are based on our long-term strategic plan and designed to incentivize long-term performance.

To determine the 2024 target LTI grant value for each NEO, the Compensation Committee considered target total compensation data from our Custom Comparator Group for comparable executive positions, the strategic direction of the Company and business units, and the NEO’s scope of authority and responsibility.

The target number of restricted stock units (both RSUs and PSUs) granted to each NEO was determined by dividing the target grant value by the closing stock price on the date of grant and rounding down to the nearest whole share. The aggregate grant date fair values of these RSUs and PSUs are reported in the “Summary Compensation Table—2024” calculated in accordance with FASB ASC Topic 718.

The table below reflects the 2024 target LTI grant value for each NEO with respect to the annual LTI grant made on February 28, 2024.

Named Executive Officer	Target Annual LTI Grant Value
Christopher A. Cartwright	$10,200,000
Todd M. Cello	$2,750,000
Venkat Achanta	$3,600,000
Steven M. Chaouki	$2,800,000
Todd C. Skinner(1)	$1,750,000

(1)

Mr. Skinner’s target annual LTI grant value was subsequently increased from $1,750,000 to $2,300,000, effective as of September 3, 2024. As a result, Mr. Skinner received an additional LTI grant on September 3, 2024, as described below in “2024 Executive Compensation Program—Long-Term Incentive Plan— One-Time Equity Grant to Mr. Skinner.”

2022 PSU Performance

In February 2025, the Compensation Committee certified the results for the 2022 PSUs, which vested on February 25, 2025. The 2022 PSUs were tied to Cumulative Adjusted EBITDA, Cumulative Revenue and our Relative TSR against the Relative TSR Peer Group.

The chart below details the applicable performance measures, weightings, targets and the certified performance achievement as a percentage of target. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that performance measure. The Compensation Committee did not exercise any discretion to adjust the final performance achievement for the 2022 PSUs.

Performance Measure*	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement
Cumulative Adjusted EBITDA(1)	30%	$4,028.2	$4,183.1	$4,423.0	$3,706.3	0%

Cumulative Revenue(1)	20%	$9,982.0	$10,174.0	$10,565.5	$9,569.1	0%

Relative TSR	50%	25th Percentile	50th Percentile	80th Percentile and above	30th Percentile	61%
				Total Weighted Payout		30%

*	Amounts reflect millions.
(1)

Cumulative Adjusted EBITDA is calculated using the definition of Adjusted EBITDA disclosed in our 2024 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis. Cumulative Revenue is calculated based on revenue reported in our 2024 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis.

The following table illustrates the final results for each NEO’s 2022 PSUs.

			Actual Performance(1)
Named Executive Officer	Performance Metric(2)	# of Target PSUs	Payout %	# of Shares Earned
Christopher A. Cartwright	Cumulative Adjusted EBITDA	13,804	0%	0
	Cumulative Revenue	9,204	0%	0
	Relative TSR	23,008	61%	13,919
	Total	46,016	30%	13,919

Todd M. Cello	Cumulative Adjusted EBITDA	3,859	0%	0
	Cumulative Revenue	2,573	0%	0
	Relative TSR	6,432	61%	3,891
	Total	12,864	30%	3,891

Venkat Achanta	Cumulative Adjusted EBITDA	3,037	0%	0
	Cumulative Revenue	2,026	0%	0
	Relative TSR	5,063	61%	3,063
	Total	10,126	30%	3,063

Steven M. Chaouki	Cumulative Adjusted EBITDA	3,284	0%	0
	Cumulative Revenue	2,190	0%	0
	Relative TSR	5,474	61%	3,311
	Total	10,948	30%	3,311

Todd C. Skinner	Cumulative Adjusted EBITDA	1,970	0%	0
	Cumulative Revenue	1,314	0%	0
	Relative TSR	3,284	61%	1,986
	Total	6,568	30%	1,986

(1)	The PSUs vested on February 25, 2025 and, therefore, are reported in the “Outstanding Equity Awards at Fiscal Year-End Table—2024” for 2024.
(2)

Cumulative Adjusted EBITDA is calculated using the definition of Adjusted EBITDA disclosed in our 2024 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis. Cumulative Revenue is calculated based on revenue reported in our 2024 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis.

One-Time Equity Grants

As described above, a primary goal of our executive compensation program is to attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth. The CEO and Compensation Committee extensively review talent retention on an on-going basis, including retention of executives with strong performance who are key to our future success. The grants to Mr. Achanta and Mr. Skinner were made to ensure continued retention and in recognition of their continued leadership.

On February 21, 2024, the Compensation Committee approved a one-time equity award of time-vesting RSUs to Mr. Achanta with a dollar-denominated value of $5,000,000, which was granted on February 28, 2024. The RSUs will vest ratably over a 36-month period, with 33% vesting on each of February 28, 2025 and February 28, 2026, and 34% vesting on February 28, 2027, subject to Mr. Achanta’s continued service as of such date.

On August 8, 2024, the Compensation Committee approved a one-time equity award to Mr. Skinner with a dollar-denominated value of $550,000, which was granted on September 3, 2024, consisting of 50% RSUs and 50% PSUs. The RSUs will vest ratably over a 36-month period, with 33% vesting on each of August 28, 2025 and August 28, 2026, and 34% vesting on August 28, 2027. The PSUs granted to Mr. Skinner have the same performance period and performance components and weightings as the PSUs granted as part of the annual LTI grant made to our other NEOs on February 28, 2024. The PSUs will vest, to the extent the applicable performance components are satisfied, on February 28, 2027, subject to Mr. Skinner’s continued service as of such date.

2025 Annual LTI Grants

Beginning with the 2025 annual LTI grants, the PSUs will be eligible to vest based on the following metrics and weightings over a three-year performance period, commencing on January 1, 2025 and ending on December 31, 2027: (1) the Company’s Relative TSR achievement compared to the Relative TSR Peer Group (50% weighting), (2) Cumulative Revenue (20% weighting); and (3) Cumulative Adjusted Diluted Earnings per Share (30% weighting). Consistent with the 2024 annual LTI grants, 50% of the target LTI grant value will be delivered in the form of PSUs, as described above, and the remaining 50% of the 2025 annual LTI grant will continue to be delivered in time-vested RSUs that vest ratably over a 42-month period where 33% vests on each of August 28, 2026 and August 28, 2027, and 34% vests on August 28, 2028.

Stock Ownership Requirements

The Compensation Committee maintains a formal stock ownership policy requiring all executives (defined as the CEO and his direct reports) to hold TransUnion common stock, including unvested RSUs, in an amount equal to six times annual base salary for the CEO and three times annual base salary for all other executives. To attain the requisite multiples, the executive must retain 75% of the after-tax value of the executive’s shares received pursuant to any long-term incentive grant made after January 1, 2016 until such multiple is achieved. Executives aged 60 or older are subject to a reduced ownership requirement equal to 50% of the applicable amount.

All NEOs have satisfied their applicable stock ownership requirements as of December 31, 2024.

Prohibited Transactions; Hedging and Pledging

Our Insider Trading Policy limits the timing and types of transactions in TransUnion securities by Company directors, employees and officers (including our NEOs), and any member of such person’s immediate family sharing the same household, any corporations or other business entities they control or manage, and any trusts of which they are the trustee or otherwise have investment control over.

Subject to certain specified exceptions, among other restrictions, the Policy:

•

allows all executive officers, directors and other designated employees to trade TransUnion securities only during open window periods and only after they have pre-cleared transactions with the Executive Vice President, Chief Legal Officer (or her designee);

•	prohibits the short-selling of TransUnion securities or “selling against the box” (failing to deliver sold securities); and

•

prohibits transactions in puts, calls or other derivatives on TransUnion securities on an exchange or in any other organized market, as well as any other derivative or hedging transactions on TransUnion securities.

Transactions made pursuant to approved 10b5-1 plans, certain stock option exercises and purchases through our 2015 Employee Stock Purchase Plan (as previously amended and restated and further amended), are examples of the types of transactions that may be permissible during blackout periods, in accordance with our Insider Trading Policy.

Our Insider Trading Policy also prohibits holding TransUnion securities in a margin account or pledging TransUnion securities as collateral for a loan unless approval is received from the Executive Vice President, Chief Financial Officer and Executive Vice President, Chief Legal Officer (or their respective designees), which approval is in their sole discretion.

Clawback Policy

The Board maintains the TransUnion Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in accordance with the rules issued by the SEC and NYSE that took effect in 2023. Pursuant to the Clawback Policy, in the event that the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, the Company must recover any incentive-based compensation received by any of our current or former executive officers during the three completed fiscal years immediately preceding the date of the applicable accounting restatement to the extent the amount of such incentive-based compensation received by any such executive officer exceeds the amount that would have been received had such incentive-based compensation been determined based on the restated financial reporting measure.

Executive Benefits and Perquisites

The NEOs receive benefits that are part of a competitive total compensation package necessary to attract and retain executive talent, and are generally identical to those we provide to other U.S.-based employees. These benefits include medical, dental, vision, life and disability insurance. In addition, we offer a qualified retirement plan (described below) and, for the NEOs, a nonqualified supplemental retirement plan (described below). NEOs are also eligible to participate in an annual physical program and may receive reimbursement for financial planning and tax services up to the maximum amount of $15,000 for the CEO and $12,000 for the other NEOs.

Retirement Plans

We maintain the TransUnion 401(k) & Savings Plan (the “401(k) Plan”), which is a broad-based 401(k) savings and retirement plan in which all U.S. based employees, including the NEOs (other than Mr. Skinner, who is not a U.S. employee), may participate. Generally, we match employees’ eligible contributions up to a certain amount and also may make a non-elective Company contribution. The Internal Revenue Code of 1986, as amended (the “Code”) places certain limits on the amount of contributions that may be made by and on behalf of employees to the 401(k) Plan. Therefore, to allow for contributions beyond the limits set under the Code, we also maintain the nonqualified Retirement and 401(k) Supplemental Plan (the “Supplemental Plan”) for U.S. based employees. In general, under the Supplemental Plan, each NEO (other than Mr. Skinner, who is not a U.S. employee) may defer all or some portion of the NEO’s cash compensation that the NEO was not otherwise permitted to defer under the 401(k) Plan due to limitations under the Code in order to provide additional retirement savings. Matching contributions to the Supplemental Plan are made on a discretionary basis using the same matching formula under the 401(k) Plan. Additionally, we may make a discretionary non-elective contribution on behalf of the NEOs to the Supplemental Plan at the end of the year based on a similar contribution to the 401(k) Plan. Mr. Skinner is eligible to participate in our Canadian retirement programs, which include a defined contribution pension plan, a group registered retirement savings plan, a tax-free savings account and a non-registered savings plan.

CEO Employment Agreement, Skinner Employment Agreement and Severance Agreements

Upon his promotion to CEO, we entered into an employment agreement with Mr. Cartwright (the “Cartwright Employment Agreement”), which is summarized under “Executive Compensation—Payments upon Termination and Change in Control—2024” and the accompanying narrative.

Upon his promotion to President, International, we and Trans Union of Canada, Inc. entered into an employment agreement with Mr. Skinner (the “Skinner Employment Agreement”), which is summarized under “Executive Compensation—Payments upon Termination and Change in Control—2024” and the accompanying narrative. Because Mr. Skinner is a resident of Canada, we entered into the Skinner Employment Agreement with him rather than the Severance Agreement (as defined below) entered into with our other NEOs.

We have entered into a Severance and Restrictive Covenant Agreement (the “Severance Agreement”) with each of the other NEOs (other than Messrs. Cartwright and Skinner). The Severance Agreements are designed to maximize retention and are summarized under “Executive Compensation—Payments upon Termination and Change in Control—2024” and the accompanying narrative.

Use of Tally Sheets

In 2024, the Compensation Committee reviewed compensation summaries for each executive officer, including the NEOs. These summaries outline each component of pay and amounts paid in certain termination and change in control scenarios. Changes to our NEOs’ compensation are not based off this information; however, the Compensation Committee uses this information to confirm that pay objectives continue to be aligned with the long-term interests of our stockholders.

Federal Income Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to certain NEOs in any calendar year. Additionally, under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured to qualify as performance-based compensation under Section 162(m) of the Code that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules.

While the Tax Act limits the deductibility of compensation paid to the NEOs, such limitations will not have a material impact on our executive compensation program. Our Compensation Committee may, among other things, determine that failing to meet its objectives to attract, retain and motivate senior executives creates more risk for the Company than the financial impact of losing the tax deduction. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of TransUnion has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Russell P. Fradin, Chairperson

Pamela A. Joseph, Committee Member

Ravi Kumar Singisetti, Committee Member

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table — 2024

Name/Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Christopher A. Cartwright President & Chief Executive Officer	2024	1,066,390	11,551,136	2,648,560	109,043	15,375,130
	2023	1,055,058	16,464,022	896,571	106,205	18,521,855
	2022	1,031,731	8,602,920	743,943	93,802	10,472,396

Todd M. Cello EVP, Chief Financial Officer	2024	668,100	3,114,240	1,216,849	57,784	5,056,972
	2023	661,000	7,239,658	411,919	62,583	8,375,159
	2022	650,000	2,404,989	341,796	100,785	3,497,570

Venkat Achanta EVP, Chief Technology, Data & Analytics Officer	2024	705,385	9,076,790	1,167,961	56,326	11,006,462
	2023	646,154	7,243,525	402,369	71,193	8,363,241
	2022	575,000	1,893,198	274,871	28,648	2,771,717

Steven M. Chaouki President, U.S. Markets	2024	719,492	3,170,866	1,184,579	102,086	5,177,023
	2023	711,846	6,370,929	271,321	73,062	7,427,159
	2022	696,154	2,046,784	177,500	131,535	3,051,973

Todd C. Skinner(5)(6) President, International	2024	527,039	2,621,202	907,871	228,809	4,284,920

(1)

The base salary rates for Messrs. Cartwright, Cello, Achanta and Chaouki remained the same for 2024 from 2023; however, due to a greater number of working days in 2024 compared to 2023, the amounts reported in this column for 2024 for Messrs. Cartwright, Cello, Achanta and Chaouki are higher than the amounts reported in 2023.

(2)

The amounts shown in this column represent the aggregate grant date fair value of RSUs and PSUs granted to the NEOs calculated in accordance with FASB ASC Topic 718. For 2024 RSUs, assumptions used in the calculation of these amounts are included in Note 17, “Stock-Based Compensation,” of the consolidated financial statements in our 2024 Annual Report on Form 10-K. For PSUs based on Cumulative Adjusted EBITDA (for PSUs granted in 2022 and 2023) or Cumulative Adjusted Diluted Earnings per Share (for PSUs granted in 2024) and Cumulative Revenue, the amounts are based on target performance, which is the probable outcome under FASB ASC Topic 718 as of the grant date, and our stock price as of the grant date. For PSUs based on Relative TSR, the amounts are based on the fair value as of the grant date as determined using a risk-neutral Monte Carlo model. For the 2024 PSUs granted in February 2024 and September 2024, assumptions used in the calculation of grant date fair value for the PSUs based on Relative TSR include: (i) a remaining term of 2.84 and 2.32 years, respectively; (ii) a risk-free rate of 4.46% and 3.80%, respectively; (iii) an expected dividend yield of 0% for both grants; (iv) the historical stock price volatility for the Company and our peers ranging between 17.18% and 123.40% for both grants and (v) the Company’s dividend adjusted stock price on the date of grant of $76.46 and $94.56, respectively. The table below illustrates the grant date fair value of the PSUs based on Cumulative Adjusted EBITDA (for PSUs granted in 2022 and 2023) or Cumulative Adjusted Diluted Earnings per Share (for PSUs granted in 2024) and Cumulative Revenue (for PSUs granted in 2022, 2023 and 2024) assuming a maximum performance of 200%, and the grant date fair value of the PSUs based on Relative TSR at a target performance of 100% for each NEO.

Name	Performance Period	PSU Value Assuming Cumulative Adjusted EBITDA and Cumulative Revenue at Maximum Performance (and Relative TSR at Target Performance) ($)

Christopher A. Cartwright	2024 – 2026	9,001,045
	2023 – 2025	7,814,542
	2022 – 2024	6,501,371

Todd M. Cello	2024 – 2026	2,426,715
	2023 – 2025	2,170,692
	2022 – 2024	1,817,490

Name	Performance Period	PSU Value Assuming Cumulative Adjusted EBITDA and Cumulative Revenue at Maximum Performance (and Relative TSR at Target Performance) ($)

Venkat Achanta	2024 –2026	3,176,725
	2023 –2025	2,174,437
	2022 –2024	1,430,652

Steven M. Chaouki	2024 –2026	2,470,874
	2023 –2025	1,910,132
	2022 –2024	1,546,788

Todd C. Skinner	2024 –2026	2,046,218

(3)	The amounts shown in this column represent amounts earned under the annual incentive plan for the year shown and are paid in March of the following year.
(4)	Information regarding the amounts shown in this column can be found in the “Detailed Analysis of ‘All Other Compensation’ Column” table below.
(5)	Mr. Skinner was not an NEO in 2022 and 2023.
(6)

Salary, non-equity incentive plan compensation, and all other compensation payments were made in Canadian dollars. Amounts in the table above are in U.S. dollars based on the exchange rates in effect as of December 31, 2024.

Detailed Analysis of Amounts Included in the “All Other Compensation” Column for 2024

Name	Company Match & Retirement Contribution to Qualified 401(k) Savings Plan(1) ($)	Company Match & Retirement Contribution to Nonqualified Retirement Plan(2) ($)	Other Benefits(3) ($)	Total ($)

Christopher A. Cartwright	13,800	29,734	65,509	109,043

Todd M. Cello	13,800	21,362	22,622	57,784

Venkat Achanta	13,800	22,727	19,799	56,326

Steven M. Chaouki	13,800	26,693	61,592	102,086

Todd C. Skinner(4)	—	—	228,809	228,809

(1)

For 2024, we matched 100% of the first 3% and 50% of the next 2% percent of eligible compensation (subject to the 2024 Code limit of $345,000 (the “IRS Limit”)) contributed on a pre-tax basis to the 401(k) Plan.

(2)

For eligible compensation above the IRS Limit, we matched 100% of the first 3% and 50% of the next 2% contributed on a pre-tax basis to the Supplemental Plan. Contributions into the Supplemental Plan are also subject to FICA taxes (Social Security and Medicare taxes), which are paid, along with the applicable taxes, on behalf of the NEO by the Company. In 2024, the total FICA taxes on the Supplemental Plan contributions, including the applicable taxes, paid on behalf of the NEOs were: Mr. Cartwright- $1,204; Mr. Cello- $865; Mr. Achanta- $848; and Mr. Chaouki- $1,081.

(3)

The amounts in this column are based on the aggregate incremental cost to the Company for the reimbursement of tax and financial planning services (Mr. Cartwright- $14,711; Mr. Cello- $12,000; Mr. Achanta- $12,000; Mr. Chaouki- $12,000; and Mr. Skinner- $11,613), annual medical examinations (Mr. Cartwright- $7,763; Mr. Cello- $5,917; Mr. Chaouki- $5,871; and Mr. Skinner- $3,873), match on charitable contributions up to a maximum of $2,000 per calendar year under our standard Company program available to all U.S. employees (Mr. Cartwright- $1,000), and for business and other related travel (Mr. Cartwright- $15,237; Mr. Achanta- $4,730; Mr. Chaouki- $12,539; and Mr. Skinner- $728). The following NEOs were also provided tax payments for imputed income for annual medical examinations and business and other related travel under our standard Company practice applicable to all impacted U.S. employees, regardless of level: Mr. Cartwright- $18,293; Mr. Cello- $4,706; Mr. Achanta- $3,069; Mr. Chaouki- $14,642; and Mr. Skinner- $4,969. Professional membership fees were paid in 2024 on behalf of the following NEOs: Mr. Cartwright- $8,505 and Mr. Chaouki-$16,540. Mr. Skinner received tax equalization counseling benefits valued at $18,772 and tax payments for imputed income to make him whole for work between the U.S. and Canada in the amount of $145,410. Mr. Skinner received $12,168 for car allowance in 2024. We also matched Mr. Skinner’s “member required” contributions to our Registered Retirement Savings Plan in an amount equal to $31,276, which represents 100% of Mr. Skinner’s member required contributions up to a combined total of 5% of Mr. Skinner’s base salary.

(4)	Amounts are reflected in U.S. dollars based on the exchange rates in effect as of December 31, 2024.

Grants of Plan-Based Awards — 2024

Name/Award Type	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Cartwright
2024 Annual Incentive	—	—	793,688	1,587,375	3,174,750	—	—	—	—	—
2024 RSUs	2/28/2024	2/21/2024	—	—	—	—	—	—	67,088	5,100,030
2024 PSUs	2/28/2024	2/21/2024	—	—	—	33,544	67,088	134,174	—	6,451,106
Todd M. Cello

2024 Annual Incentive	—	—	364,650	729,300	1,458,600	—	—	—	—	—

2024 RSUs	2/28/2024	2/21/2024	—	—	—	—	—	—	18,087	1,374,974

2024 PSUs	2/28/2024	2/21/2024	—	—	—	9,044	18,087	36,174	—	1,739,266
Venkat Achanta
2024 Annual Incentive	—	—	350,000	700,000	1,400,000	—	—	—	—	—
2024 RSUs	2/28/2024	2/21/2024	—	—	—	—	—	—	23,678	1,800,002
2024 RSUs	2/28/2024	2/21/2024	—	—	—	—	—	—	65,772	4,999,987
2024 PSUs	2/28/2024	2/21/2024	—	—	—	11,839	23,677	47,354	—	2,276,801
Steven M. Chaouki

2024 Annual Incentive	—	—	357,000	714,000	1,428,000	—	—	—	—	—

2024 RSUs	2/28/2024	2/21/2024	—	—	—	—	—	—	18,416	1,399,984

2024 PSUs	2/28/2024	2/21/2024	—	—	—	9,208	18,416	36,832	—	1,770,882
Todd C. Skinner
2024 Annual Incentive(5)	—	—	264,878	529,755	1,059,511	—	—	—	—	—
2024 RSUs	2/28/2024	2/21/2024	—	—	—	—	—	—	11,510	874,990
2024 RSUs	9/3/2024	8/8/2024	—	—	—	—	—	—	2,908	274,980
2024 PSUs	2/28/2024	2/21/2024	—	—	—	5,755	11,510	23,020	—	1,106,802
2024 PSUs	9/3/2024	8/8/2024	—	—	—	1,454	2,908	5,816	—	364,430

(1)

Reflects target and maximum payment opportunities for the twelve months ended December 31, 2024 under our 2024 annual incentive plan. The threshold amount reflects a 50% payout of the target incentive opportunity, which is payable only if the applicable financial and/or individual performance goals are achieved at threshold levels. The target amount reflects a 100% payout of the target incentive opportunity if both financial and individual performance are at target levels. The maximum amount reflects a 200% payout of the target incentive opportunity, if both financial and individual performance are at maximum levels. The actual amounts paid in March 2025 under our 2024 annual incentive plan are disclosed in the “2024 Summary Compensation Table” under the “Non–Equity Incentive Plan Compensation” column.

(2)

Reflects PSUs granted during 2024 under our Amended and Restated 2015 Omnibus Incentive Plan (the “First Amended 2015 Plan”) for awards granted prior to May 2, 2024 and under our Second Amended 2015 Plan for awards granted on or after May 2, 2024. When dividends are paid on our common stock, PSUs accrue dividend equivalents during the performance period that are paid out in cash or, in the sole discretion of our Compensation Committee, in shares of our common stock, based on the number of shares that vest as a result of actual Company performance. The performance components and vesting provisions for the PSUs are described above in the section titled “2024 Executive Compensation Program—Long-Term Incentive Plan.”

(3)

Reflects RSUs granted during 2024 under our First Amended 2015 Plan for awards granted prior to May 2, 2024 and under our Second Amended 2015 Plan for awards granted on or after May 2, 2024. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash or, in the sole discretion of our Compensation Committee, in shares of our common stock, based on the number shares that vest. The vesting provisions for the RSUs are described above in the section titled “2024 Executive Compensation Program—Long-Term Incentive Plan.”

(4)

The amounts shown in this column represent the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. For 2024 RSUs, assumptions used in the calculation of these amounts are included in Note 17, “Stock-Based Compensation,” of the consolidated financial statements in our 2024 Annual Report on Form 10-K. For PSUs based on Cumulative Adjusted Diluted Earnings per Share and Cumulative Revenue, the amounts are based on target performance, which is the probable outcome under FASB ASC Topic 718 as of the grant date, and our stock price as of the grant date. For PSUs based on Relative TSR, the amounts are based on the fair value as of the grant date as determined using a risk-neutral Monte Carlo model. We provide information regarding the assumptions used to calculate the value of all PSU and RSU awards made to our NEOs in footnote (1) to the Summary Compensation Table above.

(5)	Amounts are reflected in U.S. dollars based on the exchange rates in effect as of December 31, 2024.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Cash and Stock Incentive Plans

See the section titled “Compensation Discussion and Analysis—2024 Executive Compensation Program” for a more detailed description of our 2024 annual incentive plan, which is our short-term annual cash bonus plan, and the 2024 grant of equity awards to our NEOs.

Cartwright Employment Agreement

As mentioned above, we entered into the Cartwright Employment Agreement with Mr. Cartwright upon his promotion to CEO. The Cartwright Employment Agreement became effective on May 9, 2019, with a three-year term, and renews automatically for twelve-month intervals, unless either Mr. Cartwright or the Company provides notice of non-renewal at least 180 days before the expiration date. The Cartwright Employment Agreement provides a minimum base salary and eligibility to participate in our annual incentive plan for executive officers. The Cartwright Employment Agreement provides for severance and change in control payments as more fully described under the section titled “Payments Upon Termination or Change in Control—2024” below in this proxy statement, which description is incorporated herein by reference.

Outstanding Equity Awards at Fiscal Year-End — 2024

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
Christopher A. Cartwright	2/28/2024	—		—	67,087	12,439,272
	2/28/2024	67,088		6,219,728	—	—
	6/1/2023	—		—	49,443	11,459,605
	2/28/2023	—		—	68,775	12,752,261
	2/28/2023	46,080		4,272,077	—	—
	2/25/2022	13,919	(4)	1,290,430	—	—
	2/25/2022	15,646		1,450,541	—	—

Todd M. Cello	2/28/2024	—		—	18,087	3,353,692
	2/28/2024	18,087		1,676,846	—	—
	6/1/2023	—		—	34,335	7,957,948
	2/28/2023	—		—	19,104	3,542,264
	2/28/2023	12,800		1,186,688	—	—
	2/25/2022	3,891	(4)	360,735	—	—
	2/25/2022	4,374		405,541	—	—

Venkat Achanta	2/28/2024	—		—	23,677	4,390,189
	2/28/2024	23,678		2,195,187	—	—
	2/28/2024	65,772		6,097,722	—	—
	6/30/2023	—		—	1,914	354,894
	6/30/2023	1,284		119,040	—	—
	6/1/2023	—		—	34,335	7,957,948
	2/28/2023	—		—	16,811	3,117,096
	2/28/2023	11,265		1,044,378	—	—
	2/25/2022	3,063	(4)	283,971	—	—
	2/25/2022	3,444		319,293	—	—

Steven M. Chaouki	2/28/2024	—		—	18,416	3,414,695
	2/28/2024	18,416		1,707,347	—	—
	6/1/2023	—		—	30,215	7,003,035
	2/28/2023	—		—	16,811	3,117,096
	2/28/2023	11,265		1,044,378	—	—
	2/25/2022	3,311	(4)	306,963	—	—
	2/25/2022	3,723		345,159	—	—

Todd C. Skinner	9/3/2024	—		—	2,908	539,201
	9/3/2024	2,908		269,601	—	—
	2/28/2024	—		—	11,510	2,134,184
	2/28/2024	11,510		1,067,092	—	—
	6/1/2023	—		—	20,601	4,774,750
	2/28/2023	—		—	11,462	2,125,284
	2/28/2023	7,681		712,106	—	—
	2/25/2022	1,986	(4)	184,122	—	—
	2/25/2022	2,234		207,114	—	—

(1)

RSUs granted on February 25, 2022 vested or vest ratably over a 42-month period, where 33% vest on August 25, 2023, 33% vest on August 25, 2024 and 34% vest on August 25, 2025. RSUs granted on February 28, 2023 and June 30, 2023 vest ratably over a 42-month period and a 38-month period, respectively, where 33% vest on August 28, 2024, 33% vest on August 28, 2025 and 34% vest on August 28, 2026. RSUs granted on February 28, 2024 and September 3, 2024 vest ratably over a 42-month period and 36-month period, respectively, where 33% vest on August 28, 2025, 33% vest on August 28, 2026 and 34% vest on August 28, 2027.

(2)	The market value was determined based on the closing share price of $92.71 on December 31, 2024.

(3)

In accordance with SEC disclosure rules, amounts in this column represent the PSUs granted during 2023 and 2024 at maximum performance levels based on the closing share price of $92.71 on December 31, 2024. The final number of shares earned is based on actual Company performance, as determined by the Compensation Committee, during the three-year performance period ending on December 31, 2025 for PSUs granted on February 28, 2023 and June 30, 2023, April 30, 2026 for PSUs granted on June 1, 2023, and December 31, 2026 for PSUs granted on February 28, 2024 and September 3, 2024. Additionally, the NEOs must be employed by the Company as of February 28, 2026 to be eligible to earn PSUs granted on February 28, 2023 and June 30, 2023, as of April 30, 2026 for PSUs granted on June 1, 2023, and as of February 28, 2027 for PSUs granted on February 28, 2024 and September 3, 2024.

(4)

Reflects PSUs awarded in February 2022 tied to Cumulative Adjusted EBITDA, Cumulative Revenue and Relative TSR against the Relative TSR Peer Group for the performance period of January 1, 2022 to December 31, 2024, which vested on February 25, 2025. The value shown reflects actual performance results whereby 30% of target PSUs were earned.

Options Exercised and Stock Vested — 2024

The following table sets forth information regarding vesting of stock awards by the NEOs during 2024. None of the NEOs exercised any stock options in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Christopher A. Cartwright	94,170	7,965,171

Todd M. Cello	33,713	2,966,877

Venkat Achanta	9,520	921,828

Steven M. Chaouki	20,417	1,746,404

Todd C. Skinner	8,031	735,093

(1)

Represents the value of vested RSUs and PSUs, calculated by multiplying (1) the number of vested RSUs or PSUs, as applicable, by (2) the closing price on the vesting date or, if the vesting date is not a trading day, the previous trading day. Amounts also include accrued dividend equivalents during the vesting period for RSUs and PSUs with the dividend equivalents for the PSUs based on the actual number of shares earned for the 2022-2024 performance period.

Nonqualified Deferred Compensation — 2024

Name	Executive Contributions in 2024(1) ($)	Registrant Contributions in 2024(2) ($)	Aggregate Earnings in 2024(3) ($)	Aggregate Balance at December 31, 2024(4) ($)

Christopher A. Cartwright	42,737	28,530	225,775	1,679,053

Todd M. Cello	36,496	20,497	110,607	850,851

Venkat Achanta	58,599	21,879	11,603	131,900

Steven M. Chaouki	42,401	25,613	100,308	699,208

Todd C. Skinner	—	—	—	—

(1)

Includes amounts reported in the “Salary” columns for 2024 and, if applicable, in the “Non-Equity Incentive Plan Compensation” column for 2024 in the Summary Compensation Table above. Amounts contributed in 2024 attributable to base salary and the annual incentive are detailed below.

Name	Base Salary ($)	Annual Incentive ($)

Christopher A. Cartwright	42,737	—

Todd M. Cello	26,775	9,721

Venkat Achanta	49,000	9,599

Steven M. Chaouki	28,835	13,566

Todd C. Skinner	—	—

(2)	Amounts reported in this column are reflected in the “All Other Compensation” column in the Summary Compensation Table above for 2024.
(3)

Amounts reported in this column do not constitute above-market or preferential earnings and, therefore, are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2024. Each NEO self-directs the investment of the Supplemental Plan account balance into one or more of the available investment funds described below.

(4)

The aggregate balance includes amounts previously reported as compensation for our NEOs in the Summary Compensation Table for prior years for each NEO except for Mr. Skinner, who is not eligible to participate as he is not a U.S.-based employee. These amounts include the following for our other NEOs: Mr. Cartwright- $756,658; Mr. Cello- $290,995; Mr. Achanta- $44,894; and Mr. Chaouki- $289,736.

Nonqualified Deferred Compensation Plan

The Supplemental Plan is a nonqualified tax deferred compensation program for a limited number of U.S.-based executives, including the NEOs, other than Mr. Skinner, who is not a U.S.-based employee. The Supplemental Plan provides a favorable tax vehicle for deferring cash compensation (i.e., salary and annual incentive payments). Under the terms of the Supplemental Plan, participants are able to defer up to 100% of cash compensation received. Deferred amounts are self-directed into one or more of the available investment funds described below and are credited with gains or losses of the various funds selected by the participant. The Supplemental Plan does not offer any above-market rate of return. Upon termination of employment, deferred amounts are paid, at the participant’s election, in a lump sum or annual installments over a period of either five or ten years. Participants are not permitted to take loans under the terms of the Supplemental Plan. On a discretionary basis, we contribute a match equal to 100% of the first 3% and 50% on the next 2% of the participant’s contributions, which mirrors the 401(k) Plan. The table below lists the available investment options under the Supplemental Plan and their annual rate of return for the 2024 calendar year.

Name of Fund	Annual Return (%)

Columbia Contrarian Core Fund Class I3	23.51

Vanguard Institutional Index Plus Fund	24.99

Vanguard Total International Stock Fund (Class I Shares)	5.18

American EuroPacific Growth Fund R6	5.04

DFA US Small Cap Portfolio Instl Class	11.49

Eaton Vance Atlanta Capital SMID Cap Fund (Class R6 Shares)	13.70

Vanguard Extend Market Index Fund Inst Class	16.91

iShares Russell 2000 Small-Cap Index Fund Instl Class	11.47

Metropolitan West Total Return Bond Fund	1.12

Vanguard Inflation Protected Securities Fund Instl	1.86

Vanguard Total Bond Market Index Fund Inst Class	1.25

Vanguard Federal Money Market Investor Class Shares	5.23

Vanguard Institutional Target Retirement 2020 Fund	7.75

Vanguard Institutional Target Retirement 2025 Fund	9.44

Vanguard Institutional Target Retirement 2030 Fund	10.64

Vanguard Institutional Target Retirement 2035 Fund	11.78

Vanguard Institutional Target Retirement 2040 Fund	12.88

Vanguard Institutional Target Retirement 2045 Fund	13.91

Vanguard Institutional Target Retirement 2050 Fund	14.64

Vanguard Institutional Target Retirement 2055 Fund	14.64

Vanguard Institutional Target Retirement 2060 Fund	14.63

Vanguard Institutional Target Retirement 2065 Fund	14.62

Vanguard Institutional Target Retirement 2070 Fund	14.59

Vanguard Institutional Target Retirement Income Fund	6.58

Payments upon Termination and Change in Control—2024

Cartwright Employment Agreement

Pursuant to the Cartwright Employment Agreement, upon an involuntary termination by the Company without Cause (as defined in the Cartwright Employment Agreement), termination following non-renewal or voluntary termination for good reason by Mr. Cartwright, Mr. Cartwright is entitled to certain severance payments and benefits, contingent on his execution and non-revocation of a general release of claims. Details of the payments under the Cartwright Employment Agreement upon various separation scenarios are described below.

“Good reason” is defined in the Cartwright Employment Agreement as the occurrence or non-occurrence of any of the following events, without written consent:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees;

•	a change in location of employment by more than 50 miles from the then-current location; or
•	a material breach of any material covenant, provision or term of the Cartwright Employment Agreement.

The Cartwright Employment Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination and an employee non-solicitation clause for twenty-four months following termination. The table below outlines the payments under the Cartwright Employment Agreement upon various separation scenarios.

Skinner Employment Agreement

Pursuant to the Skinner Employment Agreement, upon an involuntary termination by the Company without Cause (as defined in the Skinner Employment Agreement) or voluntary termination for good reason by Mr. Skinner, Mr. Skinner is entitled to certain severance payments and benefits, contingent on his execution and non-revocation of a general release of claims. Details of the payments under the Skinner Employment Agreement upon various separation scenarios are described below.

“Good reason” is defined in the Skinner Employment Agreement as the occurrence or non-occurrence of any of the following events, without written consent:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees; or

•	a change in location of employment by more than 50 miles from the then-current location (other than any transition to or from a work from home arrangement).

The Skinner Employment Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination and an employee non-solicitation clause for twelve months following termination. The table below outlines the payments under the Skinner Employment Agreement upon various separation scenarios.

NEO Severance Agreements

We have also entered into Severance Agreements with each of the other NEOs other than Messrs. Cartwright and Skinner. The Severance Agreement for each NEO contains similar provisions, including certain severance payments, contingent upon executing a general release of claims, upon an involuntary termination without cause or voluntary termination for good reason. Details of the payments under each NEO’s Severance Agreement upon various separation scenarios are described below.

“Good reason” is defined in the Severance Agreements as:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees; or

•	a change in location of employment by more than 50 miles from the then-current location.

Each Severance Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination and an employee non-solicitation clause for twelve months following termination. The tables below outline the payments under each NEO’s Severance Agreement upon various separation scenarios.

LTI Grants

LTI grants to our NEOs are governed by the terms and conditions of the underlying grant agreements and applicable plan. RSUs and PSUs granted prior to May 2, 2024 were granted under our First Amended 2015 Plan and RSUs and PSUs granted on or after May 2, 2024 were granted under our Second Amended 2015 Plan. The tables below outline the vesting treatment of LTI grants upon various scenarios under the First Amended 2015 Plan and Second Amended 2015 Plan.

First Amended 2015 Plan and Second Amended 2015 Plan

Scenario	Vesting Treatment	Definitions

Death or Disability	All unvested RSUs and PSUs immediately vest upon death or disability assuming target performance for the PSUs.	Disability has the meaning in any employment, consulting or similar agreement or, in the absence of any such definition or agreement, it is a condition entitling the employee to receive benefits under a long-term disability plan of the Company, or, in the absence of such a plan, the complete and permanent inability of the employee by reason of illness or accident to perform his or her duties.

Voluntary or Involuntary Termination

All unvested RSUs and PSUs forfeit, unless the employee is retirement eligible. If the employee is retirement eligible, subject to the holder’s execution of a general release of claims in a form prescribed by the Company, (i) the RSUs granted in a calendar year prior to the calendar year of retirement vest pro rata based on the number of months actively employed during the vesting period and (ii) PSUs granted in a calendar year prior to the calendar year of retirement vest pro rata, subject to actual Company performance during the full performance period, and based on the number of months the employee provides services to us during the performance period.

Under the terms of the Cartwright Employment Agreement, if Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, subject to his execution of a release of claims and continued compliance with restrictive covenants, any outstanding RSUs or PSUs granted on or after January 1, 2019 will vest pro rata based on the number of full and partial months he was actively employed during either the vesting period (RSUs) or performance period (PSUs). All PSUs are subject to actual Company performance during the full performance period.

To qualify as retirement eligible, an employee must terminate employment (for any reason other than disability, death or for cause) at a time when:

•  the employee is age 55 (or older),

•  the sum of the employee’s age plus completed years of service is at least 65,

•  the employee has completed at least 5 years of service with the Company,

•  the employee does not have an offer for and has not accepted employment with any other for-profit business on financial terms and conditions substantially similar to those provided by the Company, and

•  the employee provided at least 60 days’ written notice of the employee’s intent to retire.

As of December 31, 2024, only Mr. Cartwright was retirement eligible.

Qualifying Termination following a Change in Control

All RSUs and PSUs fully vest only if there is a qualifying termination within two years following the change in control (unless the RSUs and PSUs are not assumed in the transaction).

The PSUs will vest and be settled based on our actual performance for the Relative TSR performance component as of the date of the change in control and target performance for the Cumulative Adjusted EBITDA (for PSUs granted in 2022 and 2023) or Cumulative Adjusted Diluted Earnings per Share (for PSUs granted in 2024) and Cumulative Revenue (for PSUs granted in 2022, 2023 and 2024) performance components.

Qualifying termination includes an involuntary termination for any reason other than death, disability or cause or termination for good reason (as defined in the Cartwright Employment Agreement for Mr. Cartwright, the Skinner Employment Agreement for Mr. Skinner or the Severance Agreement for the other NEOs).

Change in control is defined as (1) the acquisition by any person of more than 50% of Company common stock; (2) during any period of 12 months, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority of the Board; or (3) the sale, transfer or other disposition of all or substantially all of our assets.

All RSUs and PSUs are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time, and applicable law. Also, if any employee receives any amount in excess of the amount that the employee should have otherwise received under the terms of the grant for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Compensation Committee may provide that the employee be required to repay any such excess amount.

The following chart illustrates payments and benefits our NEOs would receive upon the occurrence of various separation scenarios, including an involuntary termination without cause or a voluntary termination for good reason, death, disability, and a qualifying termination within two years following a change in control. All scenarios are assumed to occur on December 31, 2024. No incremental severance payments or equity vesting occurs upon a voluntary resignation.

Name	Type of Payment	Involuntary Termination ($)	Death ($)	Disability ($)	Qualifying Termination Following a Change In Control ($)

Christopher A. Cartwright	Severance Payments(1)	6,874,276	—	—	6,874,276
	Value of PSUs/RSUs(2)	16,892,596	33,388,116	33,388,116	33,388,116
	Other Benefits(3)	77,340	—	—	77,340
	Total:	23,844,213	33,388,166	33,388,116	40,339,732

Todd M. Cello	Severance Payments(1)	2,287,087	—	—	2,287,087
	Value of PSUs/RSUs(2)	—	11,092,844	11,092,844	11,092,844
	Other Benefits(3)	74,217	—	—	74,217
	Total:	2,361,304	11,092,844	11,092,844	13,454,148

Venkat Achanta	Severance Payments(1)	2,256,012	—	—	2,256,012
	Value of PSUs/RSUs(2)	—	17,828,689	17,828,689	17,828,689
	Other Benefits(3)	72,150	—	—	72,150
	Total:	2,328,162	17,828,689	17,828,689	20,156,854

Steven M. Chaouki	Severance Payments(1)	2,119,660	—	—	2,119,660
	Value of PSUs/RSUs(2)	—	10,179,002	10,179,002	10,179,002
	Other Benefits(3)	81,693	—	—	81,693
	Total:	2,201,353	10,179,002	10,179,002	12,380,354

Todd C. Skinner(4)	Severance Payments(1)	1,954,982	—	—	1,954,982
	Value of PSUs/RSUs(2)	—	7,174,085	7,174,085	7,174,085
	Other Benefits(3)	41,315	—	—	41,315
	Total:	1,996,297	7,174,085	7,174,085	9,170,382

(1)

Severance payments for Mr. Cartwright represent payments under the terms of the Cartwright Employment Agreement. If Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, including following a change in control, then he receives a cash payment equal to two times the sum of his current base salary and target bonus, payable over 18 months in equal installments. Severance payments for Mr. Skinner represent payments under the terms of the Skinner Employment Agreement. If Mr. Skinner is involuntarily terminated without cause or voluntarily resigns for good reason, including following a change in control, then he receives a cash payment equal to 1.5 times the sum of his annualized base salary and the average of his two previous years of actual bonuses under the annual incentive plan, which is paid in equal installments over 18 months. If the termination date is after July 1 in a given calendar year, Mr. Skinner is also eligible for a pro rata target annual incentive payment based on the number of days worked during the calendar year. The severance payments for the other NEOs (Mr. Cello, Mr. Achanta and Mr. Chaouki) represent payments under the terms of their individual Severance Agreements. If the NEO is involuntarily terminated without cause or voluntarily resigns for good reason, including following a change in control, then the NEO would receive an amount equal to 1.5 times the sum of the NEO’s annualized base salary and the average of such NEO’s two previous years of actual bonuses under the annual incentive plan, which is paid in equal installments over 18 months. The NEOs are also eligible for a pro rata target annual incentive payment based on the number of days worked during the calendar year.

(2)

Upon death or disability, all RSUs and PSUs vest. Similarly, upon a qualifying termination within two years following a change in control, all RSUs and PSUs vest. The RSU and PSU values above are based on the closing share price on December 31, 2024 ($92.71) and assume target performance for the PSUs in all cases. Under the terms of the Cartwright Employment Agreement, if Mr. Cartwright is involuntarily terminated without cause, terminated following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, any outstanding RSUs or PSUs granted on or after January 1, 2019 will vest pro rata based on the number of full and partial months he was actively employed during either the vesting period (RSUs) or performance period (PSUs). All PSUs are subject to actual Company performance during the full performance period.

(3)

Under the terms of the Cartwright Employment Agreement, Skinner Employment Agreement and Severance Agreements, upon an involuntary termination without cause, termination following a non-renewal of the agreement by the Company (Cartwright Employment Agreement only) or voluntary resignation for good reason, including following a change in control, each NEO receives outplacement services for a period of one year (up to a maximum value of $50,000 for Mr. Cartwright and $35,000 for all other NEOs) and, other than Mr. Skinner, a lump sum amount equal to COBRA premiums for 18 months. Under the Skinner Employment Agreement, upon an involuntary termination without cause or voluntary resignation for good reason, the Company will continue Mr. Skinner’s benefits for 18 months following his termination date. The amounts reflect the maximum value of the outplacement services and, other than for Mr. Skinner, the value of 18 months of health and dental coverage using our 2025 COBRA premium rate. The amounts for Mr. Skinner include the portion paid by the Company towards his Canadian national healthcare for 18 months.

(4)	Amounts shown for Severance Payments and Other Benefits are reflected in U.S. dollars based on the exchange rates in effect as of December 31, 2024.

PAY RATIO DISCLOSURE

We calculated our CEO pay ratio described below in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We identified the median employee using our estimated employee population as of December 31, 2024, which included 13,487 global full-time, part-time, temporary and seasonal employees employed on that date, and applied our consistently-applied compensation measure of annual base salary and annual short-term cash incentive target in effect on December 31, 2024. Nearly all of our employees receive an annual base salary (paid on an hourly, weekly, biweekly or monthly basis) and are eligible to participate in one of our short-term incentive programs (i.e., company annual bonus or sales commission plan), which reasonably reflects the annual compensation of our employees. For employees outside the United States, we converted the annual base salary into United States dollars using the applicable exchange rates on December 31, 2024.

Once we identified our median employee, we then calculated the median employee’s annual total compensation in the same manner as the NEOs found in the “Summary Compensation Table—2024” on page 63. Our median employee’s annual total compensation was $46,722. Our President & Chief Executive Officer’s annual total compensation disclosed in the Total column of the “Summary Compensation Table—2024” was $15,375,130. Accordingly, our estimated CEO to median employee pay ratio for 2024 was 329:1.

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs
, and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on		Net Income ($ Millions)	Defined Consolidated Adjusted EBITDA ($ Millions) (5)
					TSR ($)	Industry Index TSR ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	15,375,130	31,618,387	6,381,344	11,988,557	110.83	166.54	302	1,514

2023	18,521,855	17,927,064	7,598,049	6,954,458	81.75	131.60	(191)	1,338

2022	10,472,396	(8,418,866)	3,113,025	(1,060,733)	67.09	113.42	282	1,363

2021	11,770,688	24,732,487	4,804,025	6,393,449	139.48	131.43	1,405	1,150
2020	8,633,152	8,154,145	3,031,546	3,632,585	116.32	99.41	356	1,057

(1)
Christopher A. Cartwright was our PEO for each year presented. Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining
Non-PEO
NEOs for each year presented, which includes the individuals listed below for each year presented.

2020	2021	2022	2023	2024

Todd M. Cello	Todd M. Cello	Todd M. Cello	Todd M. Cello	Todd M. Cello

Steven M. Chaouki	Steven M. Chaouki	Steven M. Chaouki	Steven M. Chaouki	Steven M. Chaouki

David M. Neenan	Abhi Dhar	Venkat Achanta	Venkat Achanta	Venkat Achanta

Heather J. Russell	Timothy J. Martin	Abhi Dhar	Timothy J. Martin	Todd C. Skinner

David M. Neenan

David E. Wojczynski

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized or received by the Company’s PEO and non-PEO
NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Negative numbers reflect a reduction in the value of the equity compensation of the PEO and
Non-PEO
NEOs during the relevant period. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($) (A)	Compensation Actually Paid to PEO ($)
2024	15,375,130	(11,551,136)	27,794,393	31,618,387

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($) (A)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	6,381,344	(4,495,775)	10,102,988	11,988,557

(A)	The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	17,358,165	9,674,438	—	761,790	—	—	27,794,393

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	6,356,426	3,482,135	—	264,427	—	—	10,102,988

(4)
The “Industry Index TSR” set forth in this table utilizes the Dow Jones U.S. Financials Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Dow Jones U.S. Financials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Defined Consolidated Adjusted EBITDA ($ Millions) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2024. Defined Consolidated Adjusted EBITDA is a
non-GAAP
measure that, as described in our CD&A, is defined as Consolidated Adjusted EBITDA as reported in our 2024 Annual Report on Form
10-K,
further adjusted to eliminate the impact of foreign currency fluctuations, and to eliminate the impact of certain legal and regulatory expenses as approved by management and the Compensation Committee for annual incentive plan purposes. Other companies in our industry may calculate Consolidated Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid, Company TSR and Industry Index TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, the Company’s cumulative TSR and the Dow Jones U.S. Financials Index TSR over the five most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs and our Net Income during the five most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Defined Consolidated Adjusted EBITDA ($ Millions)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs and our Defined Consolidated Adjusted EBITDA during the five most recently completed fiscal years. Consolidated Adjusted EBITDA is calculated using the definition of Adjusted EBITDA disclosed in our 2024 Annual Report on Form
10-K,
adjusted to be on an organic, constant currency basis using each year’s planned exchange rates.

Tabular List of Most Important Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and
Non-PEO
NEOs for the fiscal year ended December 31, 2024 to Company performance. The measures in this table are not ranked.

Defined Consolidated Adjusted EBITDA
Defined Adjusted Diluted Earnings per Share
Relative TSR
Defined Consolidated Revenue
For additional details regarding our most important
performance
measures, please see the sections titled “2024 Executive Compensation Program—Annual Incentive Plan” and “2024 Executive Compensation Program—Long-Term Incentive Plan” in this proxy statement.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

Our compensation programs, including our incentive compensation plans, are designed with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through appropriate risk taking. The following elements are incorporated into our compensation programs to mitigate risk:

•

A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of base salary, annual cash-based incentives and long-term incentive awards, representing a mix that is not overly weighted toward short-term cash incentives. For example, our RSUs and PSUs granted in 2024 have at least a three-year vesting or performance period, complementing our annual incentive.

•

Multiple Performance Factors—Our annual incentive plan uses both corporate and business unit financial metrics and individual performance, which encourages focus on the achievement of various strategic objectives for the overall benefit of the Company.

•	Capped Incentive Awards—Annual incentive awards and PSUs are capped at 200% of target.

•	Stock Ownership—We have stock ownership requirements for our executives aligning the interests of our executive officers with the long-term interests of stockholders.

•	Prohibited Transactions—Our executives are prohibited from various pledging and hedging transactions.

•	Clawback Policy—Our executive officers are subject to our Clawback Policy, which provides for the recovery of incentive-based compensation following an accounting restatement.

Based on these factors, the Compensation Committee, in consultation with management and FW Cook, concluded that our compensation programs are appropriate and do not create risks that are reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2024, with respect to our equity compensation plans under which common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
TransUnion Holding Company, Inc. 2012 Management Equity Plan (approved by security holders)	5,900	$13.06	—
TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan (approved by security holders)(1)	3,854,353	$83.91	8,045,955
TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated and further Amended (approved by security holders)	—	—	3,154,318
Equity compensation plans not approved by security holders	—	—	—

Total	3,860,253		11,200,273

(1)

The number of shares reflected in column (a) represent the number of shares that would be granted on the corresponding vesting dates for all outstanding RSUs and PSUs assuming 100% of target achievement for the PSUs, and restricted stock grants made to our directors. The amount reflected in column (b) reflects the weighted average grant date value of the RSUs, PSUs and restricted stock grants made to our directors, each as outstanding as of December 31, 2024, assuming 100% of target achievement for PSUs.

OTHER INFORMATION

Other Business

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

Proxy Solicitation

The expense of soliciting proxies will be paid by TransUnion. We have retained Georgeson LLC to assist with the solicitation of proxies at an estimated fee of $12,000 plus expenses. Some of the executive officers and other employees of TransUnion may solicit proxies personally, by telephone, mail, facsimile or other means of communication, if deemed appropriate. TransUnion will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of TransUnion’s common stock.

Stockholder Proposals for 2026 Annual Meeting and Director Nominations

Under SEC regulations, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for our 2026 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices at 555 West Adams Street, Chicago, Illinois 60661 by November 21, 2025.

Under our Bylaws, stockholders wishing to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders (but not include it in our proxy materials), must submit the proposed nominee or item of business by delivering notice to our Corporate Secretary at our principal executive offices, as follows:

•

Normally, for an annual meeting, we must receive the notice not less than 90 days or more than 120 days before the first anniversary of the prior year’s meeting. For our 2026 Annual Meeting of Stockholders, we must receive notice no earlier than January 7, 2026 and no later than February 6, 2026.

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However, if we hold the annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, we must receive the notice not earlier than 120 days before such annual meeting and no later than the close of business on the later of (i) the 90th day before such annual meeting and (ii) the 10th day after the date on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal. Any such proposal must also comply with the requirements of Rule 14a-8 of the Exchange Act. A nomination or proposal that does not comply with the foregoing requirements will be disregarded.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2026.

In connection with our 2026 Annual Meeting of Stockholders, the Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

Additional Information Available

For stockholders receiving paper copies of this proxy statement, a copy of our 2024 Annual Report (which includes our 2024 Form 10-K) will accompany the proxy statement. For stockholders receiving the Notice only, the proxy statement and our 2024 Annual Report (which includes our 2024 Form 10-K) will be available electronically.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, along with our proxy statement, as filed with the SEC, are also available on our Investor Relations website, investors.transunion.com, on the “Financials” page, or you may request a copy of the Annual Report on Form 10-K and/or the proxy statement, without charge, by writing to our Investor Relations department at 555 West Adams Street, Chicago, Illinois 60661.

TransUnion

TRANSUNION
555 WEST ADAMS STREET
CHICAGO, ILLINOIS 60661

SCAN TO
VIEW MATERIALS & VOTE

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 6, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 6, 2025. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

DETACH AND RETURN THIS PORTION ONLY

TRANSUNION

1. Election of Directors

SCAN TO VIEW MATERIALS & VOTE w TRANSUNION VOTE BY INTERNET 555 WEST ADAMS STREET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above CHICAGO, ILLINOIS 60661 Use until the 11:59 Internet p.m. to Eastern transmit Daylight your Time voting on instructions May 6, 2025 and . Have for electronic your proxy delivery card in of hand information when you up access voting instruction the website form and . follow the instructions to obtain your records and to create an electronic During The Meeting—Go to www.virtualshareholdermeeting.com/TRU2025 You is printed may attend in the box the meeting marked by via the the arrow Internet available and vote and during follow the the meeting instructions . Have . the information that VOTE Use any BY touch PHONE -tone—1-800 telephone -690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern the instructions Daylight . Time on May 6, 2025. Have your proxy card in hand when you call and then follow Mark, VOTE BY sign MAIL and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC If you would like DELIVERY to reduce OF the FUTURE costs incurred PROXY MATERIALS by us in mailing proxy materials, you can consent to receiving Internet. To all future sign up proxy for electronic statements, delivery, proxy cards please and follow annual the reports instructions electronically above to via vote e-mail using or the the in Internet future and, years when . prompted, indicate that you agree to receive or access proxy materials electronically TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V64938-P25235 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRANSUNION The Board of Directors recommends you vote FOR each of the nominees for director: 1. Election of Directors Nominees: For Against Abstain 1a. George M. Awad ! ! ! The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3: 1b. Christopher A. Cartwright ! ! ! 2. Ratification of appointment of PricewaterhouseCoopers LLP ! ! ! as TransUnion’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 1c. Suzanne P. Clark ! ! ! 1d. Hamidou Dia ! ! ! 3. To approve, on a non-binding advisory basis, the ! ! ! compensation of TransUnion’s named executive officers. 1e. Russell P. Fradin ! ! ! NOTE: By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other 1f. Charles E. Gottdiener ! ! ! business that may properly be brought before the meeting or any postponement thereof. 1g. Pamela A. Joseph ! ! ! 1h. Thomas L. Monahan, III ! ! ! 1i. Ravi Kumar Singisetti ! ! ! 1j. Linda K. Zukauckas ! ! ! Your signature should appear exactly the same as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and our 2024 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2024) are available at www.proxyvote.com. V64939-P25235 TRANSUNION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2025 The undersigned stockholder(s) of TransUnion hereby appoint(s) Heather J. Russell and Rachel W. Mantz, or either of them, as proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TransUnion that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Central Daylight Time on May 7, 2025, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually via live audio webcast at: www.virtualshareholdermeeting.com/TRU2025. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.